PROSPECTUS SUPPLEMENT
(To Prospectus dated September 7, 1999)

                             20,000,000 Securities

                               BANK ONE CAPITAL I

                          8.000% Preferred Securities

                             $25 liquidation amount
            fully and unconditionally guaranteed, on a subordinated
                         basis, as described herein by
                              BANK ONE CORPORATION

                                 ------------
   A brief description of the 8.000% preferred securities can be found under "Summary" in this prospectus supplement.

   Application will be made to list the 8.000% preferred securities on the New York Stock Exchange. If approved for listing, BANK ONE expects that the 8.000% preferred securities will begin trading on the New York Stock Exchange within 30 days after they are first issued.

   You are urged to carefully read the "Risk Factors" section beginning on page S-7, where specific risks associated with these 8.000% preferred securities are described, along with the other information in this prospectus supplement before you make your investment decision.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   These securities are not deposits or savings accounts. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

                                 ------------

                                        Per Preferred Security    Total
                                        ---------------------- ------------
Public offering price                           $25.00         $500,000,000
Underwriting commissions to be paid by
 BANK ONE CORPORATION                              (1)                  (1)
Proceeds to BANK ONE Capital I                  $25.00         $500,000,000

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(1) Underwriting commissions of $0.7875 per 8.000% preferred security, or $15,750,000 for all 8.000% preferred securities, will be paid by BANK ONE CORPORATION; except that for sales of 10,000 or more 8.000% preferred securities to a single purchaser, the commissions will be $0.50 per 8.000% preferred security.

   We have given the underwriters an option to purchase 3,000,000 additional 8.000% preferred securities.

   BANK ONE expects that the 8.000% preferred securities will be ready for delivery in book-entry form only through The Depository Trust Company on or about September 20, 1999.

                                 ------------

Salomon Smith Barney                              Banc One Capital Markets, Inc.
    Merrill Lynch & Co.
               Morgan Stanley Dean Witter
                        A.G. Edwards & Sons, Inc.
                               PaineWebber Incorporated
                                                           Prudential Securities

September 13, 1999

   In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with additional information. If you receive any information not authorized by us, you may not rely on it.

   We are offering the Preferred Securities for sale only in places where we are permitted.

   You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than its respective date.

   Certain of our affiliates, including Banc One Capital Markets, Inc., may use the prospectus supplement and the attached prospectus in connection with the purchase and sales of Preferred Securities in the secondary market. These affiliates may act as principal or agent in those transactions. Any sale by an affiliate will be made at the prevailing market price at the time of the sale.

                               TABLE OF CONTENTS


                                       Page
                                       ----
         Prospectus Supplement
Summary.............................   S-3
Consolidated Ratios of Earnings to
  Fixed Charges......................  S-7
Risk Factors........................   S-7
BANK ONE CORPORATION................  S-10
Forward-Looking Statements..........  S-12
BANK ONE Capital I..................  S-13
Capitalization......................  S-15
Accounting Treatment................  S-15
Use of Proceeds.....................  S-16
Selected Consolidated Financial
  Data...............................  S-17
Description of the Preferred
  Securities.........................  S-18
Description of the Preferred
  Securities Guarantee...............  S-32
Description of the Junior
  Subordinated Debt Securities.......  S-32
Effect of Obligations Under the
  Junior Subordinated Debt Securities
  and the Preferred Securities
  Guarantee..........................  S-40
United States Federal Income
  Taxation...........................  S-42
ERISA Considerations.................  S-44
Underwriting.........................  S-46
Legal Matters........................  S-49

                                       Page
                                       ----
               Prospectus
Summary..............................     1
Where You Can Find More Information
  About the Company and the BANK ONE
  Capital Trusts.....................     2
Forward-Looking Statements...........     3
The Company..........................     5
Ratio of Earnings to Fixed Charges...     6
The BANK ONE Capital Trusts..........     6
Use of Proceeds......................     8
Regulatory Matters...................     8
Description of Debt Securities.......    13
Senior Securities....................    18
Senior Subordinated Securities.......    19
Description of the Junior Subordinated
  Debt Securities....................    24
Description of the Preferred Securities  29
Description of the Preferred Securities
  Guarantees.........................    31
Effect of Obligations Under the Junior
  Subordinated Debt Securities and
  the Preferred Securities Guarantee.    35
Global Securities....................    36
Plan of Distribution.................    38
Legal Matters........................    39
Experts..............................    39

                                    SUMMARY

   In this summary, we highlight certain information found in this prospectus supplement and the attached prospectus. To understand the terms of the Preferred Securities, the related Preferred Securities Guarantee and the Junior Subordinated Debt Securities, as well as other considerations that are important to you in making your investment decision, you should carefully read this entire prospectus supplement and the attached prospectus. You should also read the documents we have referred you to under the caption "Where You Can Find More Information About the Company and the BANK ONE Capital Trusts" on page 2 of the attached prospectus.

About this Prospectus Supplement

   This prospectus supplement summarizes the specific terms of the securities being offered and supplements the general description contained in the attached prospectus. This prospectus supplement may also update or supersede information in the attached prospectus. In case of inconsistencies, this prospectus supplement will apply. If we use capitalized terms in this prospectus supplement and do not define them in this document, the capitalized terms will have the meaning given to them in the attached prospectus.

The Issuer and BANK ONE

   The issuer of the securities is BANK ONE Capital I which we refer to in this prospectus supplement as the "Trust". The Trust is a Delaware business trust and was created for the sole purpose of issuing the 8.000% Preferred Securities, which we refer to as the "Preferred Securities". The Trust will only engage in the other transactions which we describe in this prospectus supplement and the attached prospectus. The BANK ONE Capital Trustees described on pages 7 and 8 of the attached prospectus will conduct the business affairs of the Trust.

   BANK ONE CORPORATION, which we refer to in this prospectus supplement as the "Company" or "BANK ONE", is a bank holding company. Through its subsidiaries, BANK ONE provides domestic retail banking, worldwide corporate and institutional banking and trust and investment management services. At June 30, 1999, BANK ONE had assets of $256.03 billion and stockholders' equity of $21.05 billion.

   BANK ONE's and the Trust's executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

                           The Preferred Securities

   Each Preferred Security will represent an undivided beneficial ownership interest in the assets of the Trust.

   The Trust will sell the Preferred Securities to the public and its common securities, which we refer to as the "Common Securities", to BANK ONE. The Trust will use the proceeds from those sales to purchase a series of 8.000% Junior Subordinated Deferrable Interest Debentures due September 15, 2029, which we refer to as the "Junior Subordinated Debt Securities". BANK ONE will pay interest on the Junior Subordinated Debt Securities at the same rate and on the same dates as the Trust makes payments on the Preferred Securities. The Trust will use the payments it receives on the Junior Subordinated Debt Securities to make the corresponding payments on the Preferred Securities and Common Securities.

Distributions

   If you purchase Preferred Securities, you will be entitled to receive cumulative cash distributions at the annual rate of 8.000% of the stated liquidation amount of $25 per Preferred Security. Distributions will accumulate from September 20, 1999. The Trust will make distribution payments on the Preferred Securities quarterly in arrears, on February 15, May 15, August 15, and November 15 of each year, beginning November 15, 1999, unless those payments are deferred as described below.

Deferral of Distributions

   BANK ONE may elect, on one or more occasions, to defer the quarterly interest payments on the Junior Subordinated Debt Securities for a period of up to 20 consecutive quarterly periods. In other words, BANK ONE can declare one or more interest payment moratoriums on the Junior Subordinated Debt Securities, each of which may last up to five years. However, no interest deferral may

  . extend beyond the stated maturity date of the Junior Subordinated Debt Securities or

  . begin if BANK ONE is in default in the payment of interest on the Junior Subordinated Debt Securities.

   If BANK ONE exercises its right to defer interest payments on the Junior Subordinated Debt Securities, the Trust will also defer distribution payments on the Preferred Securities.

   Although you will not receive distribution payments on the Preferred Securities if interest payments on the Junior Subordinated Debt Securities are deferred, interest will continue to be compounded quarterly on the Junior Subordinated Debt Securities, and deferred interest payments will accrue additional interest at an annual rate of 8.000%, to the extent permitted by law. As a result, additional distributions will continue to accumulate on the deferred distributions at the annual rate of 8.000%, compounded quarterly.

   If BANK ONE defers payments of interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities will be treated as being issued with original discount for United States federal income tax purposes. This means that you must include interest income with respect to the deferred distributions on the Preferred Securities in gross income for United States federal income tax purposes, prior to receiving any cash distributions. For a description of how a payment deferral may affect you, see "United States Federal Income Taxation--Interest Income and Original Issue Discount".

Redemption

   The Trust will redeem the Preferred Securities and its Common Securities on September 15, 2029, the stated maturity date of the Junior Subordinated Debt Securities. In addition, if BANK ONE redeems or repays the Junior Subordinated Debt Securities held by the Trust prior to the stated maturity date, the Trust will use the cash it receives to redeem on a proportionate basis its Preferred Securities and Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities redeemed.

   The redemption terms of the Junior Subordinated Debt Securities are summarized in this prospectus supplement under "The Junior Subordinated Debt Securities--Optional Redemption". How these redemption provisions apply to you as a holder of Preferred Securities is described under "Description of the Preferred Securities--Mandatory Redemption" and "--Special Event Redemption".

   Upon any redemption of the Preferred Securities, you will be entitled to receive a redemption price equal to the Liquidation Amount of the Preferred Securities redeemed, plus any accumulated and unpaid distributions to the date of redemption.

Liquidation of the Trust and Distribution of Junior Subordinated Debt
Securities

   BANK ONE may dissolve the Trust at any time, subject to its receipt of any required prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board").

   If BANK ONE dissolves the Trust, after the Trust satisfies all of its liabilities as required by law, the BANK ONE Capital Trustees will distribute the Junior Subordinated Debt Securities to the holders of the Preferred Securities. In such an event, BANK ONE will use its best efforts to have the Junior Subordinated Debt Securities listed or quoted on any securities exchange or quotation system on which the Preferred Securities were listed at the time of the Trust's dissolution.

Book-Entry

   The Preferred Securities will be represented by one or more global certificates registered in the name of and deposited with The Depository Trust Company ("DTC") or its nominee. This means that you will not receive a certificate for your Preferred Securities, and Preferred Securities will not be registered in your name, except under certain limited circumstances described in this prospectus supplement under "Description of the Preferred Securities-- Book-Entry Only Issuance--The Depository Trust Company".

Listing of the Preferred Securities

   BANK ONE will apply to list the Preferred Securities on the New York Stock Exchange. We expect that the Preferred Securities will begin trading on the New York Stock Exchange within 30 days after their initial delivery.

                    The Junior Subordinated Debt Securities

Maturity and Interest

   The Junior Subordinated Debt Securities will mature on September 15, 2029. They will pay interest at the annual rate of 8.000% on their principal amount. Interest on the Junior Subordinated Debt Securities will accrue from September 20, 1999. BANK ONE will pay interest quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning November 15, 1999.

Ranking

   The Junior Subordinated Debt Securities held by the Trust will constitute one series of junior subordinated debt securities and will be issued by BANK ONE under the Junior Indenture referred to in the attached prospectus. The Junior Subordinated Debt Securities will be unsecured and will rank junior to all of BANK ONE's present and future Existing Indebtedness and General Obligations. Since BANK ONE is a holding company, the Junior Subordinated Debt Securities are also effectively junior in rank to all existing and future liabilities of BANK ONE's subsidiaries, including depositors of its banking subsidiaries.

   For a definition of what constitutes Existing Indebtedness and General Obligations with respect to the Junior Subordinated Debt Securities, see "Description of the Junior Subordinated Debt Securities--Subordination" in this prospectus supplement. Substantially all of BANK ONE's debt, other than other junior subordinated indebtedness previously issued or that which may be issued in the future, constitutes Existing Indebtedness.

Certain Payment Restrictions Applicable to BANK ONE

   During any period in which BANK ONE has elected to defer interest payments on the Junior Subordinated Debt Securities, BANK ONE generally may not make payments on capital stock, or debt securities or guarantees of BANK ONE, which are of an equal or junior rank to the Junior Subordinated Debt Securities, subject to certain limitations.

Redemption

   BANK ONE may elect to redeem any or all of the Junior Subordinated Debt Securities on one or more occasions on or after September 20, 2004. In addition, if certain changes in tax, investment company or bank regulatory law occur and certain other conditions are satisfied, BANK ONE may elect to redeem all, but not less than all, of the Junior Subordinated Debt Securities. For a description of the changes that would permit such a redemption, see "Description of the Preferred Securities--Special Event Redemption".

   If Preferred Securities and Common Securities are outstanding at the time of the redemption, the redemption proceeds will be used by the Trust to redeem, on a proportionate basis, its Preferred Securities and Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities redeemed.

   If required under the Federal Reserve Board's capital rules, BANK ONE will obtain the approval of the Federal Reserve Board prior to exercising its redemption rights described above.

Events of Default

   The following events, which are referred to as "Events of Default" and described on page 27 of the attached prospectus, are events of default with respect to the Junior Subordinated Debt Securities:

  .  BANK ONE fails to pay interest within 30 days after the due date; or

  .  BANK ONE fails to pay principal or premium when due; or

  . BANK ONE materially breaches a covenant or agreement in the Junior Subordinated Indenture and the breach continues for 90 days after notice by the trustee under the Junior Subordinated Indenture or of holders of at least 25% of the principal amount of the Junior Subordinated Debt Securities; or

  . certain events occur involving the bankruptcy, insolvency or reorganization of BANK ONE.

Upon an event of default, the trustee under the Junior Subordinated Indenture may declare the principal and interest on the Junior Subordinated Debt Securities immediately due and payable. Under certain limited circumstances, the holders of the Preferred Securities may institute a direct action against BANK ONE to exercise certain rights and remedies under the Junior Subordinated Indenture.

                             Guarantee by BANK ONE

   BANK ONE will fully and unconditionally guarantee payment of amounts on the Preferred Securities on a subordinated basis to the extent that the Trust has funds available for payment of those amounts. We refer to this obligation as the "Preferred Securities Guarantee". However, the Preferred Securities Guarantee does not cover payments if the Trust does not have sufficient funds to make the distribution payments, including for example, if BANK ONE has failed to pay the Trust the amounts due under the Junior Subordinated Debt Securities.

   BANK ONE, as issuer of the Junior Subordinated Debt Securities, is also obligated to pay the expenses and other obligations of the Trust, other than the Trust's obligations to make payments on the Preferred Securities.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

   The ratios of earnings to fixed charges for BANK ONE, which are computed on the basis of the total enterprise (as defined by the SEC) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Also set forth below are the ratios of earnings to combined fixed charges and preferred stock dividends, which are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

                                          Six Months
                                          Ended June
                                              30,     Year Ended December 31,
                                          ----------  ------------------------
                                          1999  1998  1998 1997 1996 1995 1994
                                          ----- ----- ---- ---- ---- ---- ----
Earnings to Fixed Charges:
  Excluding interest expense on
   deposits..............................  2.8x  2.6x 2.3x 2.4x 2.6x 2.2x 2.6x
  Including interest expense on
   deposits..............................  1.8x  1.6x 1.5x 1.5x 1.6x 1.5x 1.6x
Earnings to Combined Fixed Charges and
 Preferred Dividends:
  Excluding interest expense on
   deposits..............................  2.8x  2.6x 2.3x 2.3x 2.5x 2.1x 2.5x
  Including interest expense on
   deposits..............................  1.8x  1.6x 1.5x 1.5x 1.6x 1.5x 1.6x

                                  RISK FACTORS

   Before deciding whether to purchase any Preferred Securities, you should pay special attention to the following risk factors.

BANK ONE's Obligations under the Preferred Securities Guarantee and the Junior Subordinated Debt Securities Are Subordinated.

   BANK ONE's obligations under the Junior Subordinated Debt Securities and the Preferred Securities Guarantee are subordinate and junior in right of payment to all present and future Existing Indebtedness and General Obligations of BANK ONE. This means that BANK ONE cannot make any payments on the Junior Subordinated Debt Securities or under the Preferred Securities Guarantee at any time when BANK ONE is in default with respect to any payment due on any Existing Indebtedness or General Obligations. In addition, in the event of the bankruptcy, insolvency or liquidation of BANK ONE, BANK ONE's assets must be used to pay off its Existing Indebtedness and General Obligations before any payments may be made on the Junior Subordinated Debt Securities or the Preferred Securities Guarantee. Substantially all of BANK ONE's existing debt, other than other junior subordinated debt securities previously issued or which may be issued in the future, is Existing Indebtedness.

   The Junior Subordinated Indenture, the Preferred Securities Guarantee and the Declaration with respect to the Trust and the Preferred Securities do not limit the ability of BANK ONE to incur additional secured or unsecured debt. See "BANK ONE CORPORATION", "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities" in the accompanying prospectus, and "Description of the Junior Subordinated Debt Securities--Subordination" in this prospectus supplement.

Status of BANK ONE as a Holding Company May Affect Your Payments.

   BANK ONE is a holding company that conducts substantially all of its operations through subsidiaries. As a result, its ability to make payments on the Junior Subordinated Debt Securities and the Preferred Securities

Guarantee will depend primarily upon the receipt of dividends and other distributions from its subsidiaries. Various legal limitations restrict the extent to which BANK ONE's subsidiaries may extend credit, pay dividends or other funds or otherwise engage in transactions with or to BANK ONE or certain of its other subsidiaries.

   In addition, BANK ONE's rights to participate in any distribution of assets from any subsidiary, upon the subsidiary's liquidation, or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that BANK ONE is recognized as a creditor of that subsidiary. As a result, the Junior Subordinated Debt Securities and the Preferred Securities Guarantee will be effectively subordinated to all existing and future liabilities of BANK ONE's subsidiaries. You should look only to the assets of BANK ONE as the source of payment for the Junior Subordinated Debt Securities and the Preferred Securities Guarantee.

BANK ONE Is Not Required to Pay You under the Preferred Securities Guarantee if the Trust Does Not Have Cash Available.

   The ability of the Trust to pay amounts due on the Preferred Securities is solely dependent upon BANK ONE making payments on the Junior Subordinated Debt Securities as and when required. In addition, the Preferred Securities Guarantee only guarantees that BANK ONE will make distributions and redemption payments if the Trust had funds available to make the payments but failed to do so.

   If the Trust defaults on its payment obligations under the Preferred Securities because BANK ONE has failed to make the corresponding payment on the Junior Subordinated Debt Securities, you will not be able to rely on the Preferred Securities Guarantee payment. Instead, you may institute a legal proceeding directly against BANK ONE for enforcement of its payment obligations under the Junior Subordinated Indenture and the Junior Subordinated Debt Securities.

Deferral of Distributions Would Have Adverse Tax Consequences for You and May Adversely Affect the Trading Price of the Preferred Securities.

   If distributions on the Preferred Securities are deferred, you will be required to recognize interest income for United States federal income tax purposes in respect of your ratable share of the interest on the Junior Subordinated Debt Securities held by the Trust before you receive any cash distributions relating to this interest. In addition, you will not receive this cash if you sell the Preferred Securities before the end of any deferral period or before the record date relating to distributions which are paid.

   BANK ONE has no current intention of deferring interest payments on the Junior Subordinated Debt Securities and believes that such deferral is a remote possibility. However, if BANK ONE exercises its right in the future, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debt Securities. If you sell the Preferred Securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the Preferred Securities. In addition, the existence of BANK ONE'S right to defer payments of interest on the Junior Subordinated Debt Securities may mean that the market price for the Preferred Securities, which represent an undivided beneficial ownership interest in the Junior Subordinated Debt Securities, may be more volatile than other securities that do not have these rights.

   See "United States Federal Income Taxation" in this prospectus supplement for more information regarding the tax consequences of purchasing, holding and selling the Preferred Securities.

Preferred Securities May Be Redeemed at Any Time if Certain Changes in Tax, Investment Company or Bank Regulatory Law Occur.

   Under certain circumstances, within 90 days after the occurrence of a Tax Event, Investment Company Event or a Capital Treatment Event, each of which terms is defined in this prospectus supplement on page S-21, BANK ONE may elect to redeem the Junior Subordinated Debt Securities in whole but not in part. That redemption would cause a mandatory redemption of the Preferred Securities at a redemption price equal to their liquidation amount, $25 per Preferred Security, plus accumulated and unpaid distributions to the redemption date. See "Description of the Preferred Securities--Special Event Redemption" and "Description of the Junior Subordinated Debt Securities" in this prospectus supplement.

Preferred Securities May Be Redeemed at the Option of BANK ONE.

   The Preferred Securities may be redeemed, in whole, at any time, or in part, from time to time, on or after September 20, 2004, at a redemption price equal to their liquidation amount, $25 per Preferred Security, plus accumulated and unpaid distributions to the redemption date. You should assume that this redemption option will be exercised if BANK ONE is able to refinance at a lower interest rate or it is otherwise in the interest of BANK ONE to redeem the Junior Subordinated Debt Securities. If the Junior Subordinated Debt Securities are redeemed, the Trust must redeem the Preferred Securities and the Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities to be redeemed. See "Description of the Preferred Securities--Mandatory Redemption" in this prospectus supplement.

There Can Be No Assurance as to the Market Prices for the Preferred Securities or the Junior Subordinated Debt Securities.

   BANK ONE and the Trust cannot give you any assurance as to the market prices for the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for Preferred Securities. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made by this prospectus supplement and the accompanying prospectus or in the secondary market, or the Junior Subordinated Debt Securities that a holder of the Preferred Securities may receive in exchange for Preferred Securities, may trade at a discount to the price that the investor paid to purchase the Preferred Securities. As a result of the Trust's right to defer distributions on the Preferred Securities, the market price of the Preferred Securities may be more volatile than the market prices of other securities to which optional distribution deferrals do not apply.

There Could Be an Adverse Tax Consequence to You if BANK ONE Terminates the Trust and Distributes Junior Subordinated Debt Securities to Holders, Resulting in Possible Tax and Liquidity Consequences to You.

   BANK ONE has the right to terminate the Trust at any time so long as it obtains any required regulatory approval. If BANK ONE decides to exercise its right to terminate the Trust, the Trust will redeem the Preferred Securities and the Common Securities by distributing the Junior Subordinated Debt Securities to holders of the Preferred Securities and the Common Securities on a ratable basis.

   Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities to you upon the dissolution of the Trust would not be a taxable event to you. However, if the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of the Junior Subordinated Debt Securities to you may be a taxable event to you.

There May Be No Trading Market for the Junior Subordinated Debt Securities if the Trust Distributes Them to You.

   If the Junior Subordinated Debt Securities are distributed to you, BANK ONE will use its best efforts to list the Junior Subordinated Debt Securities on the New York Stock Exchange, or any other exchange on which the Preferred Securities are then listed. However, BANK ONE cannot assure you that the Junior Subordinated Debt Securities will be approved for listing or that a trading market will exist for those securities.

You Have Limited Voting Rights.

   You will have limited voting rights. In particular, except for the limited exceptions described under "Description of the Preferred Securities--Voting Rights" in this prospectus supplement, only BANK ONE can elect or remove any of the BANK ONE Capital Trustees.

                              BANK ONE CORPORATION

General

   BANK ONE CORPORATION is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD Corporation with BANC ONE CORPORATION.

   Through its bank subsidiaries, BANK ONE provides retail banking, worldwide corporate and institutional banking, and trust and investment management services. BANK ONE operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. BANK ONE also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

   Like its predecessors, BANK ONE continually evaluates its business operations and organizational structures and routinely explores opportunities to (A) acquire financial institutions and other financial services-related businesses and assets, and (B) enter into strategic alliances to expand the scope of its services and its customer base. When consistent with its overall business strategy, BANK ONE will also sell assets or exit certain businesses and markets.

   BANK ONE directly or indirectly raises funds principally to finance the operations of its nonbank subsidiaries. A substantial portion of the Company's annual income typically has been derived from dividends from its subsidiaries, and from interest on loans, some of which are subordinated, to its subsidiaries.

   BANK ONE is a legal entity separate and distinct from BANK ONE's banking subsidiaries (the "Banks") and BANK ONE's other affiliates. There are various legal limitations on the extent to which the Banks may extend credit, pay dividends or otherwise supply funds to BANK ONE. As of January 1, 1999, the Banks could have declared additional dividends of approximately $2.0 billion without the approval of banking regulatory agencies. The payment of dividends by any Bank may also be affected by other factors, such as the maintenance of adequate capital for such Bank. Bank regulatory agencies have the authority to prohibit the banking organizations they supervise from paying dividends if, in the regulator's opinion, the payment of such dividends would, in light of the financial condition of such bank, constitute an unsafe or unsound practice. In addition, there are numerous other governmental requirements and regulations that affect the activities of BANK ONE and its subsidiaries.

   Under the longstanding policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, BANK ONE may be required to commit resources to the Banks in circumstances where it might not otherwise do so.

   Because BANK ONE is a holding company, its rights and the rights of its creditors, including the holders of the Junior Subordinated Debt Securities and the Preferred Securities Guarantee, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of the subsidiary's creditors except to the extent that BANK ONE may itself be a creditor with recognized claims against the subsidiary.

   BANK ONE's executive offices are located at 1 Bank One Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

Recent Developments

   On August 24, 1999, BANK ONE announced that, based on a revised outlook for the second half of calendar year 1999, it anticipated that full-year 1999 operating earnings per share of common stock would be between $3.60-$3.65. While down 7%-8% from current market estimates, this figure would be 11%-12% above operating earnings for 1998.

   This revised earnings outlook is entirely the result of a recent change in the growth and margin prospects for First USA, BANK ONE's credit card unit. The factors driving this change include:

  . acceleration in underlying trends for credit cards, specifically slower industry growth and increased competition;

  .  selected First USA-specific factors including:

    .  lower relative marketing investment;

    .  higher than anticipated account attrition; and

    .  specific pricing initiatives.

   This revision represents a resetting of BANK ONE's base earnings level because of the lower credit card profit contribution now anticipated for the second half of 1999. BANK ONE's earnings growth rate today is less than 15% given the current business mix and related returns.

   The merger integration of First Chicago NBD Corporation and BANC ONE CORPORATION, including activities related to the credit card business, remains on plan and unaffected by these developments. BANK ONE still expects to achieve the full $1.2 billion in targeted merger-related synergies, including expense savings. All of BANK ONE's other lines of business are achieving their 1999 targeted rates of growth and return.

   To address the issues in the credit card business, BANK ONE's credit card unit has taken the following steps:

  .  modified the pricing of new solicitation programs;

  . allocated additional marketing and staff resources to improve customer relations; and

  .  identified additional operating expense efficiency opportunities.

Year 2000 Readiness Disclosure

   BANK ONE continues to execute project plans established by its predecessor companies to assure Year 2000 readiness. Total project costs are estimated to reach $350 million over the life of the project. Year 2000 costs incurred through June 30, 1999, were approximately $297 million, with $32 million incurred during the second quarter of 1999.

   BANK ONE met the June 30, 1999 regulatory guideline stating that testing of mission critical systems be complete and that the implementation of mission critical systems be substantially complete.

   At June 30, 1999, 98% of BANK ONE's information technology applications were tested and returned to production. Information technology systems and equipment are largely compliant, with some deployments extending into the third quarter of 1999. Facilities and equipment managed by BANK ONE are Year 2000 ready.

   Year 2000 readiness is highly dependent on external entities and is not limited to operating risk. BANK ONE is working extensively with external entities to ensure that their systems will be Year 2000 compliant. However, BANK ONE bears risk and could be adversely affected if outside parties, such as customers, vendors, utilities and government agencies, do not appropriately address Year 2000 readiness issues. In addition, BANK ONE may have increased credit risk related to customers whose ability to repay debt is impaired due to Year 2000 readiness costs or risk or whose collateral becomes impaired due to lack of Year 2000 readiness.

   Critical business processes have been identified, and the most reasonable recovery strategies have been selected. Contingency plans have been documented and validated for effectiveness. BANK ONE will continue to review and validate the scope and content of its contingency plans throughout 1999. BANK ONE also has developed and tested a comprehensive event plan to forecast the tasks, roles, responsibilities and schedule for the turn of the century and other key dates.

                           FORWARD-LOOKING STATEMENTS

   This prospectus supplement, including information included or incorporated by reference in this prospectus supplement, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of BANK ONE and statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following factors: (a) expected cost savings and revenue enhancements may not be fully realized or realized within the expected time frame; (b) competitive pressures among depository and other financial institutions may increase significantly; (c) costs or difficulties related to the integration of the businesses of BANC ONE CORPORATION and First Chicago NBD Corporation may be greater than expected; (d) changes in the interest rate environment may reduce margins; (e) general economic or business conditions, either nationally or in the states in which BANK ONE is doing business, may be less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (f) legislative or regulatory changes may adversely affect the business in which BANK ONE is engaged; (g) technological changes (including the costs of remediating or failing to remediate "Year 2000" and "Euro" data systems compliance issues, including those of BANK ONE and those of other persons by whom BANK ONE's business may be affected) may be more difficult or expensive than anticipated; and (h) changes may occur in the securities and capital markets.

                               BANK ONE CAPITAL I

   BANK ONE Capital I is a statutory business trust formed under Delaware law pursuant to

  . a declaration of trust, originally dated as of June 17, 1999, executed by BANK ONE, as sponsor (the "Sponsor"), and the trustees of BANK ONE Capital I (the "BANK ONE Capital Trustees"); and

  . the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 17, 1999.

   The declaration of trust will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The Declaration has been qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

   Upon issuance of the Preferred Securities, the purchasers will own all of the Preferred Securities. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company". BANK ONE will directly or indirectly acquire the Common Securities in an aggregate liquidation amount equal to at least 3 percent of the total capital of the Trust. The Preferred Securities and the Common Securities of the Trust together are referred to in this prospectus supplement as the "Trust Securities".

   The Trust exists for the exclusive purposes of:

  . issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust,


  . using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debt Securities, and

  . engaging in only those other activities necessary or incidental to the above activities, such as registering the transfer of the Trust Securities.

  Under the Declaration, the number of BANK ONE Capital Trustees will initially be five. Three of the BANK ONE Capital Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, BANK ONE. The fourth trustee will be a financial institution that is unaffiliated with BANK ONE, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee").

   Initially, The Chase Manhattan Bank ("Chase") will be the Institutional Trustee until removed or replaced by the holder of the Common Securities as permitted in the Declaration. For the purpose of compliance with the Trust Indenture Act, The Chase Manhattan Bank will act as Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee and as Debt Trustee, as defined below, under the Junior Subordinated Indenture. The fifth trustee will be an entity that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). Chase Manhattan Bank Delaware ("Chase Delaware") will initially act as Delaware Trustee.

   The Institutional Trustee will hold title to the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Junior Subordinated Indenture as the holder of the Junior Subordinated Debt Securities. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made on the Junior Subordinated Debt Securities for the benefit of the holders of the Trust Securities. The Property Account may be held at the Institutional Trustee or any Paying Agent of the Institutional Trustee, including Bank One Trust Company, N.A. ("BOTC"), a subsidiary of BANK ONE.

   The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. BANK ONE, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any BANK ONE Capital Trustee and to increase or decrease the number of BANK ONE Capital Trustees. BANK ONE will pay all fees and expenses related to BANK ONE Capital I and the offering of the Trust Securities. See "Description of the Junior Subordinated Debt Securities -- Miscellaneous".

   The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are described in the Declaration, the Delaware Business Trust Act (the "Trust Act") and the Trust Indenture Act. See "Description of the Preferred Securities".

   The principal executive offices of the Trust are located at 1 Bank One Plaza, Chicago, Illinois 60670 and its telephone number is (312) 732-4000.

   Chase, which serves as the Institutional Trustee, the Debt Trustee and the Preferred Securities Guarantee Trustee, has a principal corporate trust office at 450 West 33rd Street, New York, New York 10001. Chase serves as trustee for certain subordinated debt securities issued by BANK ONE under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995. Chase also serves as trustee under both the Senior Indenture and the Senior Subordinated Indenture, each as defined in the accompanying prospectus.

   Chase also serves as the institutional or property trustee under declarations of trust for three statutory business trusts formed under the laws of the State of Delaware and sponsored by BANK ONE. In connection with those transactions, Chase also serves as the debt trustee under an indenture originally dated as of November 15, 1996 and the Junior Subordinated Indenture with respect to junior subordinated debentures of BANK ONE purchased by such trusts. Chase is also the guarantee trustee under each of three guarantee agreements dated as of December 3, 1996, December 5, 1996 and January 31, 1997, from BANK ONE to the applicable trust guaranteeing certain payments to such trust.

   Chase Delaware, which is an affiliate of Chase, serves as the Delaware Trustee for BANK ONE Capital I and has a principal office at 1201 Market Street, Wilmington, Delaware 19801. Chase Delaware also serves as trustee for subordinated debt securities issued by BANK ONE under an indenture originally dated March 1, 1989. Chase Delaware is also the Delaware trustee for the three Delaware business trusts described in the preceding paragraph of this section.

   BANK ONE and its affiliates have normal banking relationships with Chase, Chase Delaware and their affiliates in the ordinary course of business.

                                 CAPITALIZATION

   The following table sets forth the actual capitalization of BANK ONE at June 30, 1999, and the "As Adjusted" column reflects the application of the estimated proceeds from the sale of the Preferred Securities. See "Use of Proceeds". The table should be read along with BANK ONE's consolidated financial statements and notes to the financial statements included in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information About the Company and the BANK ONE Capital Trusts" in the accompanying prospectus. The information in the following table assumes the underwriters do not exercise their option to purchase additional Preferred Securities.

                                                             June 30, 1999
                                                          --------------------
                                                          Actual   As Adjusted
                                                          -------  -----------
                                                             (in millions)
     Long-term debt
     Long-term debt...................................... $26,725    $26,725
     Guaranteed preferred beneficial interest in BANK
      ONE's junior subordinated debt.....................   1,003      1,503
                                                          -------    -------
     Total long-term debt (1)............................  27,728     28,228
                                                          -------    -------
     Stockholders' equity
     Preferred stock.....................................     190        190
     Common stock -- $0.01 par value, 2,500,000,000
      shares authorized, and 1,181,934,000 shares
      issued.............................................      12         12
     Surplus.............................................  10,762     10,762
     Retained earnings...................................  10,673     10,673
     Accumulated other adjustments to stockholders'
      equity.............................................    (146)      (146)
     Deferred compensation...............................    (137)      (137)
     Treasury stock at cost, 5,393,000 shares............    (304)      (304)
                                                          -------    -------
       Total stockholders' equity........................  21,050     21,050
                                                          -------    -------
       Total long-term debt and stockholders' equity..... $48,778    $49,278
                                                          =======    =======

--------
(1) Does not include $2.25 billion incurred by BANK ONE in connection with offerings of $1.25 billion of 6.400% Notes due August 1, 2002 and $1.0 billion of 6.875% Notes due August 1, 2006.

   On May 18, 1999, the Company announced that its Board of Directors authorized the purchase of up to 65 million shares of its common stock. Such purchase will occur periodically over the next few years.

                              ACCOUNTING TREATMENT

   For financial reporting purposes, the Trust will be treated as a subsidiary of BANK ONE. Accordingly, the accounts of the Trust will be included in the consolidated financial statements of BANK ONE. The Preferred Securities will be reported as "Guaranteed preferred beneficial interests in BANK ONE's junior subordinated debt" as a separate line item in the consolidated balance sheet of BANK ONE. Appropriate disclosures about the Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Debt Securities will be included in the notes to the consolidated financial statements. For financial reporting purposes, BANK ONE will classify distributions payable on the Preferred Securities as an expense in the consolidated statements of income.

   BANK ONE has agreed that its future financial reports will:

  . report the preferred securities issued by other trusts created by BANK ONE as "Guaranteed preferred beneficial interests in BANK ONE's junior subordinated debt" as a separate line item in the consolidated balance sheet;

  . include in a footnote to the financial statements disclosure that the sole assets of the trusts are the junior subordinated debentures (specifying as to each trust the principal amount, interest rate and maturity date of junior subordinated debentures held); and

  . if Staff Accounting Bulletin 53 treatment is sought, include, in an audited footnote to the financial statements, disclosure that

    (a) the trusts are wholly owned,

    (b) the sole assets of the trusts are the junior subordinated debentures (specifying as to each trust the principal amount, interest rate and maturity date of junior subordinated debentures held), and

    (c) the obligations of BANK ONE under the junior subordinated debentures, the relevant indenture, trust agreement and guarantee, in the aggregate, constitute a full and unconditional guarantee by BANK ONE of such trust's obligations under the preferred securities issued by such trust.

                                USE OF PROCEEDS

   The Trust will use all proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Debt Securities from BANK ONE. BANK ONE intends to use the net proceeds from the sale of the Junior Subordinated Debt Securities for general corporate purposes, including the funding of investments in, or extensions of credit to, BANK ONE's subsidiaries. Pending such use, BANK ONE may temporarily invest the net proceeds in various short-term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of BANK ONE and the financial needs of its subsidiaries, BANK ONE anticipates that it will, on a recurrent basis, engage in additional financings in character and amount to be determined.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The following table sets forth selected consolidated financial data for BANK ONE for each of the years in the three year period ended December 31, 1998 and for the six month periods ended June 30, 1999 and June 30, 1998. This financial data is based on and derived from, and should be read in conjunction with, BANK ONE's consolidated financial statements and the related notes for the respective periods, which are incorporated in this prospectus supplement and the accompanying prospectus by reference. See "Where You Can Find More Information About the Company and the Bank One Capital Trusts" in the accompanying prospectus.

   The consolidated balance sheets of BANK ONE as of December 31, 1998, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each year in the three-year period ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants.

                                                        Six Months Ended
                           Year Ended December 31,          June 30,
                          ----------------------------  ---------------------
                            1998      1997      1996      1999         1998
                          --------  --------  --------  --------     --------
                                        ($ in millions)
Income Summary
Interest income.........  $ 17,524  $ 17,545  $ 17,064  $  8,432     $  8,786
Interest expense........     8,177     8,084     7,819     3,841        4,149
                          --------  --------  --------  --------     --------
 Net interest income....     9,347     9,461     9,245     4,591        4,637
Provision for credit
 losses.................     1,408     1,988     1,716       556          791
Net interest income
 after provision for
 credit losses..........     7,939     7,473     7,529     4,035        3,846
Non-interest income.....     8,071     6,694     5,994     4,812        4,004
Non-interest expense....    11,545     9,740     8,681     5,747        5,150
                          --------  --------  --------  --------     --------
Income before taxes.....     4,465     4,427     4,842     3,100        2,700
Income taxes............     1,357     1,467     1,611       957          872
                          --------  --------  --------  --------     --------
Net income..............  $  3,108  $  2,960  $  3,231  $  2,143     $  1,828
Period Ending Balances
Loans outstanding.......  $155,398  $159,579  $153,496  $157,464     $160,023
Total assets............   261,496   239,372   225,822   256,033      244,178
Total deposits..........   161,542   153,726   145,206   156,454      154,507
Long term debt(1).......    22,298    21,546    15,363    27,728       22,248
Common stockholders'
 equity.................    20,370    18,724    18,856    20,860       19,575
Total equity............    20,560    19,050    19,507    21,050       19,765
Selected Financial
 Ratios
Return on average
 assets.................      1.30%     1.29%     1.43%     1.71%(3)     1.54%(3)
Return on average common
 equity.................      15.9      15.8      17.5      21.0 (3)     19.4 (3)
Net interest margin(2)..      4.52      4.75      4.70      4.28 (3)     4.54 (3)
Efficiency ratio........      65.8      59.7      56.3      60.7         59.2
Loans to deposits at
 period end.............        96       104       106       101          104
Selected Credit Data
Net charge-offs to
 average loans..........      0.97%     1.21%     1.04%     0.72%(3)     1.08%(3)
Allowance for credit
 losses to loans at
 period end.............      1.46      1.77      1.75      1.43         1.72
Non-performing assets at
 period end.............  $    819  $    670  $    607  $  1,137     $    710
Non-performing assets to
 related assets.........      0.53%     0.42%     0.40%     0.72%        0.44%
Capital Ratios (at
 period end)
Common equity to
 assets.................       7.8%      7.8%      8.3%      8.1%         8.0%
Regulatory risk-based
 capital ratios
 Tier 1.................       7.9       8.2       9.5       8.1          8.3
 Total..................      11.3      12.3      13.6      11.4         12.3
Leverage ratio..........       8.0       7.8       8.9       8.1          8.0

--------
(1) Includes Trust Preferred Capital Securities.
(2) On a fully taxable equivalent basis.
(3) Ratios for interim periods have been annualized.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   The Preferred Securities will be issued under the Declaration. The Declaration has been qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, Chase, will act as indenture trustee for the Preferred Securities under the Declaration for the purpose of compliance with the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act.

   The following summary of the material terms and provisions of the Preferred Securities, which supplements, and to the extent inconsistent, replaces, the description under the caption "Description of the Preferred Securities" in the accompanying prospectus, does not claim to be complete and is subject to, and qualified in its entirety by reference to, Delaware law, the Trust Indenture Act and the Declaration. A copy of the form of the Declaration is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

General

   The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities. All of the Common Securities will be owned, directly or indirectly, by BANK ONE. The Common Securities rank equally, and payments will be made on the Common Securities on a ratable basis, with the Preferred Securities. Upon the occurrence and during the continuance of a Declaration Event of Default, however, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust.

   Under the Declaration, the Institutional Trustee will own the Junior Subordinated Debt Securities purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by BANK ONE to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying prospectus. The Preferred Securities Guarantee will be held by The Chase Manhattan Bank, the Preferred Securities Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In that event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities except in the limited circumstances in which the holder may take Direct Action, as defined below. See "--Voting Rights" and "--Declaration Events of Default".

Distributions

   Each Preferred Security will be entitled to distributions at an annual rate equal to 8.000% (the "Distribution Rate,") applied to the stated liquidation amount of $25. Distributions in arrears for more than one quarter will bear interest at the Distribution Rate compounded quarterly. The term "distribution" as used in this prospectus supplement includes any interest payable unless otherwise stated. The amount of distributions payable for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months, and for any shorter period on the basis of the actual number of days elapsed per 90-day quarter.

   Distributions on the Preferred Securities will be cumulative, will accrue from September 20, 1999 and, except as otherwise described below, will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a "Distribution Date"), commencing November 15, 1999, when, as and if available for payment.

   Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from BANK ONE on the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities" in this prospectus supplement.

   Distributions on the Preferred Securities will be payable to holders as they appear on the books and records of the Trust on the relevant record dates. As long as the Preferred Securities remain in book-entry only form, the record date will be one Business Day prior to the relevant payment dates. Distributions will be paid through the Institutional Trustee. The Institutional Trustee will hold amounts received on the Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. The Property Account may be held at the Institutional Trustee or any Paying Agent of the Institutional Trustee, including BOTC. Subject to any applicable laws and regulations and the provisions of the Declaration, each payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below.

   In the event that the Preferred Securities do not continue to remain in book-entry only form, the record dates for payment of distributions will be February 1, May 1, August 1 and November 1 of each year, as applicable. In the event that any Distribution Date is not a Business Day, then payment of the distributions payable on that date will be made on the next succeeding day which is a Business Day, in each case with the same force and effect as if made on the payment date.

   A "Business Day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by any applicable law or executive order to close.

Deferral of Distributions

   As long as no Indenture Event of Default has occurred and is continuing, BANK ONE has the right under the Junior Subordinated Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities. This right, if exercised, would defer quarterly distributions on the Preferred Securities, though these distributions would continue to accrue with interest because interest would continue to accrue on the Junior Subordinated Debt Securities at the Distribution Rate, during any such extension period. This right to extend the interest payment period for the Junior Subordinated Debt Securities is limited to a period not exceeding 20 consecutive quarters and the period may not extend beyond the stated maturity of the Junior Subordinated Debt Securities.

   In the event that BANK ONE exercises this right, then BANK ONE will not

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BANK ONE's capital stock or

  . make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BANK ONE that rank equally in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by BANK ONE of the debt securities of any subsidiary of BANK ONE if such guarantee ranks equally with or junior in interest to the Junior Subordinated Debt Securities, other than

      (a)  dividends or distributions in common stock of BANK ONE,

      (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights under such plan,

      (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee,

      (d) purchases of common stock related to the issuance of common stock or rights under any of BANK ONE's benefit plans for its directors, officers, or employees and

  (e)  obligations under any dividend reinvestment and stock purchase plan.

   Prior to the termination of any extension period, BANK ONE may further extend the interest payment period. However, any extension period, together with all previous and further extensions of the period, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the Junior Subordinated Debt Securities. Upon the termination of any extension period and the payment of all amounts then due, BANK ONE may elect to begin a new extension period, subject to the foregoing requirements. See "Description of the Junior Subordinated Debt Securities--Interest" and "--Option to Extend Interest Payment Period" in this prospectus supplement.

   BANK ONE has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Junior Subordinated Debt Securities.

Mandatory Redemption

   The Junior Subordinated Debt Securities will mature on September 15, 2029. The Junior Subordinated Debt Securities are redeemable

  .  in whole or in part, at any time on or after September 20, 2004, or

  . in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event or, if the approval of the Federal Reserve Board is then required for redemption, on a later date as promptly as practicable after such approval is obtained.

   In either case the redemption price will be equal to the accrued and unpaid interest on the Junior Subordinated Debt Securities so redeemed to, but excluding, the date fixed for redemption, plus 100% of the principal amount of the Junior Subordinated Debt Securities so redeemed. See "Description of the Junior Subordinated Debt Securities".

   Upon the repayment of the Junior Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from the repayment or payment will simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities repaid or redeemed. The redemption price for the Preferred Securities will be equal to the liquidation amount, $25 per Preferred Security, plus accrued and unpaid distributions on the Preferred Security to the redemption date. Holders of Trust Securities will be given not less than 30 nor more than 60 days' notice of any redemption. See "Description of the Junior Subordinated Debt Securities--Optional Redemption".

   In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed ratably as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. Any redemption or distribution of the Junior Subordinated Debt Securities may require the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

Special Event Redemption

   Subject to the prior approval of the Federal Reserve Board if approval is then required under applicable law, rules, guidelines or policies, if, at any time, a Tax Event, Investment Company Event or Capital Treatment Event, each a "Special Event", occurs and is continuing, BANK ONE has the right to redeem the Junior Subordinated Debt Securities. BANK ONE may exercise this right upon not less than 30 nor more than 60 days' notice. This redemption must be for all the Junior Subordinated Debt Securities, not just part, and must be for cash within 90 days following the occurrence of the Special Event. If the approval of the Federal Reserve Board is required for the redemption, the redemption may occur on a later date as promptly as practicable after such approval is obtained. Following the redemption, all Trust Securities will be redeemed by the Trust at the redemption price described above.

   "Tax Event" means the receipt by the Trust of an opinion of counsel to BANK ONE experienced in such matters to the effect that, as a result of any:

  . amendment to, or change, including any announced prospective change, in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States, or

  . official administrative pronouncement or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Declaration, there is more than an insubstantial risk that

  . the Trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debt Securities,

  . interest payable by BANK ONE on the Junior Subordinated Debt Securities is not, or within 90 days of the date of the opinion, will not be, deductible by BANK ONE, in whole or in part, for United States federal income tax purposes, or

  . the Trust is, or will be within 90 days of the date of the opinion, subject to more than a minimal amount of other taxes, duties or other governmental charges.

   "Investment Company Event" means that the Regular Trustees will have received an opinion of a nationally recognized independent counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

   "Capital Treatment Event" means the reasonable determination by BANK ONE that, as a result of:

  . the occurrence of any amendment to, or change, including any announced prospective change, in, the laws or any associated regulations of the United States or any political subdivision of the United States, or

  . any official or administrative pronouncement or action or judicial decision interpreting or applying these laws or regulations, which amendment or change is effective or such pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that BANK ONE will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as "Tier 1 Capital", or the then equivalent, for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to BANK ONE.

Distribution of the Junior Subordinated Debt Securities

   BANK ONE has the right at any time to liquidate the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities, subject to the prior approval of the Federal Reserve Board if approval is then required under applicable law, rules, guidelines or policies.

   After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of the Trust:

  .  the Preferred Securities will no longer be deemed to be outstanding,

  . the Depositary or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon the distribution, and

  . any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until the certificates are presented to BANK ONE or its agent for transfer or reissuance.

   There can be no assurance as to the market prices for the Junior Subordinated Debt Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, Junior Subordinated Debt Securities may trade at a discount to the price that the investor paid to purchase the Preferred Securities.

Redemption Procedures

   The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

   If (1) the Trust gives an irrevocable notice of redemption in respect of Preferred Securities and (2) BANK ONE has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debt Securities, then, by 12:00 noon, New York City time, on the redemption date the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable redemption price. The Trust will also give the Depositary irrevocable instructions and authority to pay the redemption price to the holders of the Preferred Securities. See "--Book-Entry Only Issuance--The Depository Trust Company".

   Once notice of redemption has been given and funds have been deposited as required, then, from and after the announced redemption date, distributions will cease to accrue. In addition, all rights of holders of Preferred Securities so called for redemption will cease, except the right of the holders of the Preferred Securities to receive the redemption price but without interest on the redemption price.

   In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of any such delay, except that, if such Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day.

   In the event that payment of the redemption price on the Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by BANK ONE under the Preferred Securities Guarantee, distributions on the Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

   In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed in accordance with procedures of the Depository as described below under "--Book-Entry Only Issuance--The Depository Trust Company".

   Subject to the above and applicable law including, without limitation, United States federal securities laws and the regulations of the Federal Reserve Board, BANK ONE or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

   If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, BANK ONE may only redeem the Junior Subordinated Debt Securities in whole. Such a redemption would cause the redemption of all Preferred Securities.

Liquidation Distribution Upon Dissolution

   This prospectus supplement refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust as a "Liquidation".

   If a Liquidation occurs, the holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Preferred Security plus accrued and unpaid distributions to the date of payment (the "Liquidation Distribution"). However, holders will not receive the Liquidation Distribution in connection with a Liquidation if BANK ONE instead distributes Junior Subordinated Debt Securities on a ratable basis to the holders of the Preferred Securities. The Junior Subordinated Debt Securities to be distributed in this case must be in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities.

   If, upon any Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities will be paid on a ratable basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution ratably with the holders of the Preferred Securities. However, if a Declaration Event of Default has occurred and is continuing, the Preferred Securities will have a preference over the Common Securities with regard to the distributions.

   Under the Declaration, the Trust will terminate:

  .  on September 20, 2054, the expiration of the term of the Trust,

  .  upon the bankruptcy of BANK ONE,

  . upon (a) the filing of a certificate of dissolution or its equivalent with respect to BANK ONE, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certificate of cancellation or the revocation of the charter of BANK ONE and (b) the expiration of 90 days after the date of revocation without a reinstatement thereof,

  . upon the distribution of Junior Subordinated Debt Securities to holders of the Preferred Securities,

  . upon the entry of a decree of a judicial dissolution of BANK ONE or the Trust, or

  .  upon the redemption of all the Trust Securities.

Declaration Events of Default

   An event of default under the Junior Subordinated Indenture relating to the Junior Subordinated Debt Securities (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"). Under the Declaration, however, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until the Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities. Only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Junior Subordinated Indenture.

   If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities after a holder of Preferred Securities has made a written request, the holder of record of Preferred Securities may institute a legal proceeding against BANK ONE to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

   If a Declaration Event of Default has occurred and is continuing and the event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, then a holder of Preferred Securities may institute a "Direct Action". This means that a holder may sue directly for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of the holder on or after the respective due date specified in the Junior Subordinated Debt Securities. The holder need not (1) direct the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (2) sue BANK ONE to enforce the Institutional Trustees' rights under the Junior Subordinated Debt Securities.

  In connection with a Direct Action, BANK ONE will be subrogated to the rights of the holder of Preferred Securities under the Declaration to the extent of any payment made by BANK ONE to the holder of Preferred Securities in the Direct Action. This means that BANK ONE will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that results in the bringing of the Direct Action to the extent that the holder receives or has already received full payment relating to any unpaid distributions from the Trust. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

   Upon the occurrence of a Declaration Event of Default, the Institutional Trustee, as the sole holder of the Junior Subordinated Debt Securities, will have the right under the Junior Subordinated Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable.

   BANK ONE and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to compliance with all conditions and covenants under the Declaration.

Voting Rights

   Except as described in this section and under "Description of the Preferred Securities Guarantees--Modification of the Preferred Securities Guarantees; Assignment" in the accompanying prospectus, as provided under Delaware law and the Trust Indenture Act, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

   Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances described below in the following paragraphs, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct any proceeding for any remedy available to the Institutional Trustee so long as the Institutional Trustee receives the tax opinion. Under the Declaration, the holders of Preferred Securities have the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to:

     (1) exercise the remedies available to it under the Junior Subordinated Indenture as a holder of the Junior Subordinated Debt Securities;

     (2) waive any past Indenture Event of Default that is waivable under the Junior Subordinated Indenture;

     (3) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities will be due and payable; or

     (4) consent to any amendment, modification or termination of the Junior Subordinated Indenture or the Junior Subordinated Debt Securities where such consent of the holders of the Junior Subordinated Debt Securities is required.

Where a consent or action under the Junior Subordinated Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior Subordinated Debt Securities (a "Super-Majority"), only the holders of at least a Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action.

   If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities after a holder of record of Preferred Securities has made a written request, the holder of record of Preferred Securities may institute a legal proceeding directly against BANK ONE to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

   If a Declaration Event of Default has occurred and is continuing and the event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to the holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of the holder on or after the respective due date specified in the Junior Subordinated Debt Securities. The Institutional Trustee will within 90 days notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Junior Subordinated Debt Securities. This notice will state that the Indenture Event of Default also constitutes a Declaration Event of Default.

   Except for directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee will not take any of the actions described in clauses (1), (2) or (3) of the third preceding paragraph above unless it receives an opinion of a nationally recognized tax counsel. The opinion must be to the effect that, as a result of such action, for the purposes of United States federal income tax, the Trust will not be classified as other than a grantor trust.

   The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities may annul any declaration of acceleration under the Junior Subordinated Indenture. They may also waive any default if the default has been cured and an amount sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee. In the case of the Junior Subordinated Debt Securities held by the Institutional Trustee on behalf of the Trust, a waiver of any default will not be effective until a majority in liquidation amount of the Trust Securities consent to the waiver. However, if the Junior Subordinated Indenture requires the consent of a Super-Majority, the waiver will only be effective if the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding so consent.

   In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, is required under the Junior Subordinated Indenture for any amendment, modification or termination of the Junior Subordinated Indenture, the Institutional Trustee will request the direction of the holders of the Trust Securities for the amendment, modification or termination. The Institutional Trustee will vote on the amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class. Where a consent under the Junior Subordinated Indenture, however, would require the consent of a Super-Majority, the Institutional Trustee may only give the consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding. The Institutional Trustee will not take any action in accordance with the directions of the holders of the Trust Securities unless it has obtained a tax opinion to the effect described above.

   A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

   Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for that purpose, at a meeting of all of the holders of Trust Securities or by written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each notice will include a statement describing the following information:

  .  the date of the meeting or the date by which the action is to be taken;

  . a description of any resolution proposed for adoption at the meeting on which the holders are entitled to vote or of the matter upon which written consent is sought; and

  .  instructions for the delivery of proxies or consents.

No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debt Securities in accordance with the Declaration.

   Despite the fact that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at that time by BANK ONE or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, BANK ONE, will not be entitled to vote or consent. Instead, these Preferred Securities will be treated as if they were not outstanding.

   The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company" below.

   Holders of the Preferred Securities will have no rights to appoint or remove the BANK ONE Capital Trustees, who may be appointed, removed or replaced solely by BANK ONE as the indirect or direct holder of all of the Common Securities.

Modification of the Declaration

   The Declaration may be modified and amended if approved by the Regular Trustees and, in certain circumstances, the Institutional Trustee. If, however, any proposed amendment provides for, or the Regular Trustees otherwise propose to effect,

  . any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or

  . the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration,

then the holders of the Trust Securities voting together as a single class will be entitled to vote on the amendment or proposal. In this instance, the amendment or proposal will not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected by it. If, however, any amendment or proposal referred to in the first bullet point above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on the amendment or proposal. In this case, the amendment or proposal will not be effective except with the approval of a majority in liquidation amount of that class of Trust Securities.

   Despite the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would

  . cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust,

  . reduce or otherwise adversely affect the powers of the Institutional Trustee or

  . cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

   The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States, provided, that:

  .  if the Trust is not the survivor, such successor entity either

    (1) expressly assumes all of the obligations of the Trust under the Trust Securities or

    (2) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the
        "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise;

  . BANK ONE expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Junior Subordinated Debt Securities;

  . the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or another organization on which the Preferred Securities are then listed or quoted;

  . the merger, consolidation, amalgamation or replacement does not cause the Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

  . the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor Securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity;

  .  the successor entity has a purpose identical to that of the Trust;

  . prior to the merger, consolidation, amalgamation or replacement, BANK ONE has received an opinion of a nationally recognized independent counsel to the Trust experienced in these matters to the effect that

    (A) the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor
        Securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity, and

    (B) following the merger, consolidation, amalgamation or replacement, neither the Trust nor the successor entity will be required to register as an investment company under the 1940 Act; and

  . BANK ONE guarantees the obligations of the successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and the Common Securities Guarantee, as described in the accompanying prospectus under the caption "Description of the Preferred Securities Guarantee".

Despite the foregoing, the Trust will not, except with the consent of holders of 100 percent in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

Book-Entry Only Issuance--The Depository Trust Company

   The Depository Trust Company ("DTC") will act as securities depositary (the "Depositary") for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co., DTC's nominee, or such other nominee as selected by DTC. One or more fully-registered global Preferred Securities certificates (each, a "Global Certificate") representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

   Beneficial interests in the Preferred Securities will be shown on, and transfers will be effected only through records maintained by DTC and its participants, including depositaries for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedelbank, societe anonyme ("Cedelbank"). Investors may elect to hold beneficial interest in the Preferred Securities through either DTC (in the United States), Cedelbank or Euroclear (outside the United States) if they are participants of such systems or directly through organizations which are participants in such systems.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form ("Certificated Securities"). These laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

   DTC management is aware that some computer applications and systems used for processing dates were written using two digits rather than four to define the applicable year and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of these systems to properly process transactions with dates in the Year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions, including principal and interest payments, to securityholders, book-entry deliveries and settlements of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

   In addition, DTC is contacting, and will continue to contact, third party vendors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

   The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. BANK ONE and the Trust make no representations as to the accuracy or completeness of such information.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants") . DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

   Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records, including Euroclear and Cedelbank. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

   Transfers between Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedelbank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedelbank participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedelbank, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Cedelbank, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Cedelbank, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Preferred Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedelbank participants may not deliver instructions directly to the depositaries for Euroclear or Cedelbank.

   Because of time zone differences, the securities account of a Euroclear or Cedelbank participant purchasing an interest in a Preferred Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedelbank participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedelbank, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedelbank as a result of sales of interests in a Preferred Security by or through a Euroclear participant or Cedelbank participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedelbank cash account only as of the business day for Euroclear or Cedelbank following the DTC settlement date.

   DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or the nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

   DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities, including the presentation of Preferred Securities for exchange as described below, only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

   Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

   Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy to the Trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date.

   Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of these payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

   Except as provided in this prospectus supplement, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

   Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among DTC's Participants, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor the Institutional Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to the Trust. Under those circumstances, in the event that a successor securities depositary is not appointed, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust, with the consent of the Company, may decide to discontinue use of the system of book-entry transfers through DTC, or a successor depositary. In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent for the Preferred Securities.

   The information in this section concerning DTC and DTC's book entry system has been obtained from sources that BANK ONE and the Trust believe to be reliable, but neither BANK ONE nor the Trust takes responsibility for the accuracy of this information.

Payment

   Payments on the Preferred Securities represented by the Global Certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates. In the case of Preferred Securities represented by Certificated Securities, payments will be made by check mailed to the address of the holder entitled to the payment as the holder's address appears on the securities register.

Registrar, Transfer Agent and Paying Agent

   BOTC will act as registrar, transfer agent and paying agent for the Preferred Securities (the "Paying Agent"). A corporate trust office of BOTC is located at 1 Bank One Plaza, Chicago, Illinois 60670. If the Preferred Securities do not remain in book-entry only form, one or more additional paying agents may be appointed if so required by any rule or regulation of any securities exchange upon which the Preferred Securities may be listed at such time. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Institutional Trustee. In the event that BOTC will no longer be the Paying Agent, the Institutional Trustee will appoint a successor to act as Paying Agent. A successor Paying Agent will be a bank or trust company acceptable to BANK ONE.

   Registration of transfers of Preferred Securities will be made without charge by or on behalf of the Trust, but upon payment of any tax or other government charges which may be imposed in relation to the transfer. The Trust or BANK ONE may also require a transferee to provide certain indemnity in connection with a transfer.

   The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

Information Concerning the Institutional Trustee

   The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only the duties as are specifically described in the Declaration. After a default, the Institutional Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred by it. However, the Institutional Trustee will not be relieved of its obligation to exercise the rights and powers vested in it by the Declaration following the occurrence of a Declaration Event of Default. The Institutional Trustee also will serve as trustee under the Preferred Securities Guarantee and the Junior Subordinated Indenture. For information concerning the relationship between the Institutional Trustee and BANK ONE, see "BANK ONE Capital I" in this prospectus supplement.

Governing Law

   The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

Miscellaneous

   The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. BANK ONE is authorized and directed to conduct its affairs so that the Junior Subordinated Debt Securities will be treated as indebtedness of BANK ONE for United States federal income tax purposes. In this connection, BANK ONE and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Declaration or the certificate of incorporation of BANK ONE, that each of BANK ONE and the Regular Trustees determine in their discretion to be necessary or desirable to achieve that end, so long as the action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms of the Preferred Securities.

   Holders of the Preferred Securities have no preemptive rights.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

   Under the Preferred Securities Guarantee, BANK ONE will irrevocably and unconditionally agree, to the extent described in the Preferred Securities Guarantee, to pay in full as and when due to the holders of the Preferred Securities the Guarantee Payments as defined in the accompanying prospectus except to the extent paid by the Trust. BANK ONE will make these Guarantee Payments regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. BANK ONE's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by BANK ONE to the holders of Preferred Securities or by causing the Trust to pay the amounts to these holders.

   The Preferred Securities Guarantee has been qualified as an indenture under the Trust Indenture Act. Chase will act as the Preferred Securities Guarantee Trustee under the Preferred Securities Guarantee. The terms of the Preferred Securities Guarantee will be those described in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The Preferred Securities Guarantee will be held by the Preferred Securities Guarantee Trustee for the benefit of the holders of the Preferred Securities. A summary description of the Preferred Securities Guarantee appears in the accompanying prospectus under the caption "Description of the Preferred Securities Guarantees".

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

   The following is a description of the material terms and provisions of the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the general terms and provisions of the Junior Subordinated Debt Securities described in the accompanying prospectus under the caption "Description of the Junior Subordinated Debt Securities". The following description is not complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Junior Subordinated Indenture, originally dated as of January 1, 1997 (the "Base Indenture"), between BANK ONE and Chase, as Trustee (the "Debt Trustee"), as supplemented by a First Supplemental Indenture, dated as of January 31, 1997, a Second Supplemental Indenture dated as of October 2, 1998, and a Third Supplemental Indenture dated as of September 20, 1999 (the Base Indenture, as so supplemented, is referred to in this prospectus supplement as the "Junior Subordinated Indenture"), the forms of which are filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Certain capitalized terms used in this section of the prospectus supplement are defined in the Junior Subordinated Indenture.

   BANK ONE will have the right to liquidate the Trust and cause the Junior Subordinated Debt Securities to be distributed to the holders of the Trust Securities.

General

   The Junior Subordinated Debt Securities will be issued as unsecured indebtedness under the Junior Subordinated Indenture. The Junior Subordinated Debt Securities will be limited in aggregate principal amount to the amount which is the sum of the aggregate stated liquidation amounts of the Preferred Securities and the Common Securities.

   The Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest including Compound Interest and Additional Sums, if any, on September 15, 2029.

   If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, the Junior Subordinated Debt Securities will initially be issued as a Global Security (as defined below under "--Book-Entry and Settlement"). As described in this prospectus supplement, Junior Subordinated Debt Securities may be issued under certain limited circumstances in certificated form in exchange for a Global Security. See "--Book-Entry and Settlement" below.

   In the event that Junior Subordinated Debt Securities are issued in certificated form, the Junior Subordinated Debt Securities will be in denominations of $25 and multiples of $25 and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of Junior Subordinated Debt Securities will be registrable and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of

  .  the Institutional Trustee in New York, New York,

  .  BOTC in Chicago, Illinois, or

  . any other Paying Agent or transfer agent appointed in addition to or instead of the foregoing.

However, payment of interest may be made at the option of BANK ONE by check mailed to the address of the holder entitled to such payment or by wire transfer to an account appropriately designated by the holder entitled to the payment. So long as the holder of any Junior Subordinated Debt Securities is the Institutional Trustee, the payment of principal and interest on the Junior Subordinated Debt Securities held by the Institutional Trustee will be made at the place and to the account designated by the Institutional Trustee.

   Any moneys deposited with the Debt Trustee or any Paying Agent, or then held by BANK ONE in trust, for the payment of principal of and premium, if any or interest on any Junior Subordinated Debt Securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable will, at the request of BANK ONE, be repaid to BANK ONE. If this occurs, the holder of a Junior Subordinated Debt Security will look after that time, as a general unsecured creditor, only to BANK ONE for payment of the Junior Subordinated Debt Security.

   The Junior Subordinated Indenture does not contain provisions that give holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving BANK ONE that may adversely affect those holders.

Subordination

   The Junior Subordinated Indenture provides that the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all present and future Existing Indebtedness, as defined in this prospectus supplement and which includes both senior and subordinated indebtedness for money borrowed, and General Obligations, as defined in this prospectus supplement. The Junior Subordinated Debt Securities rank equally and are equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code of 1978 or otherwise. In addition, no direct or indirect payment may be made of principal, premium, if any, or interest on the Junior Subordinated Debt Securities, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Junior Subordinated Debt Securities, at any time when there is a default in the payment of the principal of, premium, if any, interest on or otherwise with respect to any Existing Indebtedness, whether at maturity or any date fixed for prepayment or by declaration or otherwise, unless and until such default has been cured or waived or has ceased to exist or all Existing Indebtedness has been paid.

   Upon any distribution of assets of BANK ONE to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or other proceedings, the payment of the principal of, and interest on, the Junior Subordinated Debt Securities will, to the extent set forth in the Junior Subordinated Indenture, be subordinated in right of payment to the prior payment in full of all Existing Indebtedness and General Obligations of BANK ONE. Upon any payment or distribution of assets to creditors upon dissolution, winding-up, liquidation, reorganization, assignment for benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of BANK ONE, the holders of all Existing Indebtedness and the creditors in respect of all General Obligations will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Junior Subordinated Debt Securities will be entitled to receive and retain any payments in respect of the principal of, or interest on, the Junior Subordinated Debt Securities. By reason of such subordination, in the event of the insolvency of BANK ONE, holders of Existing Indebtedness and creditors in respect of General Obligations may receive more, ratably, and holders of Junior Subordinated Debt Securities having a claim pursuant to such securities may receive less, ratably, than other creditors of BANK ONE.

   The term "Existing Indebtedness" means, with respect to BANK ONE, the principal of, premium, if any, and interest on

  . all of BANK ONE's indebtedness for money borrowed, but excluding trade accounts payable arising in the ordinary course of business, whether outstanding on the date of execution of the Junior Subordinated Indenture or thereafter created, assumed or incurred and

  . any deferrals, renewals or extensions of any such Existing Indebtedness, except that Existing Indebtedness does not include

    (1) any indebtedness that is by its terms subordinated to or ranks on an equal basis with the Junior Subordinated Debt Securities,

    (2) any indebtedness between or among BANK ONE or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with BANK ONE that is a financing vehicle of BANK ONE (a "financing entity") in connection with the issuance by that financing entity of securities that rank on an equal basis with, or junior to, the Trust Securities, and

    (3) indebtedness evidenced by securities issued under an indenture dated as of November 15, 1996, between BANK ONE and Chase, as trustee (unless such securities are by their terms senior in right of payment to the securities previously issued under this indenture).

The term "indebtedness for money borrowed" as used in this section includes, without limitation, any obligation of, or any obligation guaranteed by, BANK ONE for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

   The term "General Obligations" means all the obligations of BANK ONE to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than (1) obligations on account of Existing Indebtedness,
(2) obligations on account of indebtedness for money borrowed ranking on an equal basis with or subordinate to the Junior Subordinated Debt Securities and
(3) obligations which by their terms are expressly stated not to be superior in right of payment of the Junior Subordinated Debt Securities or to rank on a parity with the Junior Subordinated Debt Securities.

   Notwithstanding the previous paragraph, in the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve Board, or other competent regulatory agency or authority, as from time to time in effect, establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that such subordinated debt be subordinated to obligations to creditors in addition to those set forth above, then the term "General Obligations" will include such additional obligations to creditors (excluding trade accounts payable arising in the ordinary course of business), as from time to time in effect pursuant to such rules, guidelines or interpretations. For purposes of this definition, "claim" will have the meaning assigned thereto in Section 101(4) of the United States Bankruptcy Code of 1978, as amended to the date of the Junior Subordinated Indenture.

   To the extent of any payments made on Existing Indebtedness and General Obligations, the rights of the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of holders of Existing Indebtedness and General Obligations of BANK ONE until all amounts owing to the holders of the Junior Subordinated Debt Securities are paid in full. Such Existing Indebtedness and General Obligations will continue to be Existing Indebtedness and General Obligations and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Existing Indebtedness and General Obligations.

   The Junior Subordinated Indenture does not limit the aggregate amount of Existing Indebtedness that may be issued by BANK ONE or the amount of General Obligations which BANK ONE may incur. As of June 30, 1999, Existing Indebtedness and General Obligations of BANK ONE aggregated approximately $17.9 billion. In addition, because BANK ONE is a holding company, the Junior Subordinated Debt Securities are effectively subordinated to all existing and future liabilities of BANK ONE's subsidiaries, including depositors of its banking subsidiaries.

Optional Redemption

   Subject to BANK ONE having received prior approval of the Federal Reserve Board if then required under applicable law, rules guidelines or policies of the Federal Reserve Board, BANK ONE has the right to redeem the Junior Subordinated Debt Securities,

  .  in whole or in part, at any time, on or after September 20, 2004, or

  . in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event, Investment Company Event or Capital Treatment Event, or if the approval of the Federal Reserve Board is then required for redemption, on a later date as promptly as practicable after such approval is obtained, in either case, upon not less than 30 nor more than 60 days' notice. The redemption price for the Junior Subordinated Debt Securities will be equal to 100 percent of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Sums (as defined below), if any, to the redemption date.

   In the event of any redemption, neither BANK ONE, the Debt Trustee nor any Paying Agent will be required to issue, register the transfer of or exchange

  . Junior Subordinated Debt Securities for the period beginning 15 days before the day of selection of Junior Subordinated Debt Securities to be redeemed and ending on the day of the mailing of the redemption notice, or

  . Junior Subordinated Debt Securities so selected for redemption, except, in the case of any Junior Subordinated Debt Securities being redeemed in part, any portion of such security not to be redeemed.

  If a partial redemption of the Preferred Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Preferred Securities, BANK ONE may only redeem the Junior Subordinated Debt Securities in whole.

Interest

   The Junior Subordinated Debt Securities will bear interest at a rate equal to 8.000% per annum (the "Interest Rate"), from September 20, 1999, payable quarterly in arrears on February 15, May 15, August 15, and November 15 of each year (each, an "Interest Payment Date"), commencing November 15, 1999. Such interest will be payable to the person in whose name the Junior Subordinated Debt Securities is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debt Securities are not in book-entry only form, except if the Junior Subordinated Debt Securities are held by the Institutional Trustee, the record dates will be the February 1, May 1, August 1 and November 1 prior to the applicable Interest Payment Date.

   In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, in each case with the same force and effect as if made on such date. The amount of interest payable on the Junior Subordinated Debt Securities for any full quarterly period will be computed on the basis of a 360-day year of twelve 30-day months and for any shorter period on the basis of the actual number of days elapsed per 90-day quarter.

Option to Extend Interest Payment Period

   So long as no Indenture Event of Default has occurred and is continuing, BANK ONE has the right at any time, and from time to time, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters. However, no extension period may extend beyond the stated maturity of the Junior Subordinated Debt Securities. At the end of the extension period, BANK ONE will pay all interest then accrued and unpaid including any Additional Sums, together with interest on such amount, compounded quarterly at the Interest Rate to the extent permitted by applicable law ("Compound Interest"). During any extension period, BANK ONE will not, and will not permit any subsidiary of BANK ONE to:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BANK ONE's capital stock or

  . make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of BANK ONE that rank on an equal basis in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by BANK ONE of the debt securities of any subsidiary of BANK ONE if that guarantee ranks on an equal basis with or junior in interest to the Junior Subordinated Debt Securities, other than

        (a) dividends or distributions in common stock of BANK ONE,

      (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights under such plan,

        (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee,

      (d) purchases of common stock related to the issuance of common stock or rights under any of BANK ONE's benefit plans for its directors, officers, or employees and

        (e) obligations under any dividend reinvestment and stock purchase plan.

   Prior to the termination of any extension period, BANK ONE may further defer payments of interest by extending the interest payment period. This extension period, including all previous and further extensions, however, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the Junior Subordinated Debt Securities. Upon the termination of any extension period and the payment of all amounts then due, BANK ONE may begin a new extension period, subject to the terms described in this section. No interest will be due and payable during an extension period, except at the end of the period.

   BANK ONE has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities.

   If the Institutional Trustee is the sole holder of the Junior Subordinated Debt Securities, BANK ONE will give the Regular Trustees and the Institutional Trustee notice of its selection of an extension period at least one Business Day prior to the earlier of (A) the date distributions on the Preferred Securities are payable or (B) the date the Trustees or the Trust are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to the record date. The Regular

Trustees will give notice of BANK ONE's selection of such extension period to the holders of the Preferred Securities.

   If the Institutional Trustee is not the sole holder of the Junior Subordinated Debt Securities, BANK ONE will give the holders of the Junior Subordinated Debt Securities notice of its selection of the extension period at least ten Business Days before the earlier of (A) the next succeeding Interest Payment Date, or (B) the date upon which BANK ONE is required to give notice of the record date or payment date of the interest payment to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the Junior Subordinated Debt Securities.

Additional Sums

   In the event a Tax Event has occurred and is continuing and the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then, in any such case, BANK ONE will pay additional sums ("Additional Sums") on the Junior Subordinated Debt Securities. These additional amounts will be in amounts sufficient so that the net amounts received and retained by the Trust after paying any of these taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had it not been subject to such taxes, duties, assessments or other governmental charges as a result of the Tax Event. This means that the Trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Indenture Events of Default

   If any Indenture Event of Default occurs and is continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities, including any Compound Interest and Additional Sums, if any, and any other amounts payable under the Junior Subordinated Indenture to be due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. See "Description of Junior Subordinated Debt Securities--Events of Default, Waiver and Notice" in the accompanying prospectus for a description of the Indenture Events of Default.

   An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of the Preferred Securities--Declaration Events of Default" and "--Voting Rights".

   The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debt Securities may annul any declaration of acceleration under the Junior Subordinated Indenture and waive any default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee.

   In the case of the Junior Subordinated Debt Securities held by the Institutional Trustee on behalf of the Trust, a waiver of any default will not be effective until a majority in liquidation amount of the Trust Securities consent to the waiver. If the Junior Subordinated Indenture, however, requires the consent of a Super-Majority, the waiver will only be effective if the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding so consent.

   If an Indenture Event of Default has occurred and is continuing and such event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, BANK ONE acknowledges that a holder of Preferred Securities may then institute a Direct Action for payment on or after the respective due date. Despite any payments made to a holder of Preferred Securities by BANK ONE in connection with a Direct Action, BANK ONE will remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by the Trust or the Institutional Trustee of the Trust. BANK ONE will be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by BANK ONE to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

Book-Entry and Settlement

   If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debt Securities represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debt Securities in definitive form. The Global Securities may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

   The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a Global Security.

   Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the holders, as defined in the Junior Subordinated Indenture, of the Junior Subordinated Debt Securities for any purpose under the Junior Subordinated Indenture. No Global Security representing Junior Subordinated Debt Securities will be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if that person is not a Participant, on the procedures of the Participant through which that person owns its interest in the Junior Subordinated Debt Securities to exercise any rights of a holder under the Junior Subordinated Indenture.

The Depositary

   If Junior Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of those holders' interests in the Trust, DTC will act as Depositary for the Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company". As of the date of this prospectus supplement, the description in this prospectus supplement of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. BANK ONE may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

   None of BANK ONE, the Trust, the Institutional Trustee, any Paying Agent and any other agent of BANK ONE, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary's Services

   A Global Security will be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if

  . the Depositary notifies BANK ONE that it is unwilling or unable to continue as a depositary for the Global Security and no successor depositary is appointed,

  . the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary is appointed,

  . BANK ONE, in its sole discretion, determines that such Global Security will be so exchangeable, or

  . an Indenture Event of Default with respect to the Junior Subordinated Debt Securities has occurred.

Any Global Security that is exchangeable as provided in the preceding sentence will be exchangeable for Junior Subordinated Debt Securities registered in those names as the Depositary directs. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in the Global Security.

Governing Law

   The Junior Subordinated Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Debt Trustee

   The Debt Trustee will have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred by it. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Debt Trustee also serves as the Institutional Trustee under the Declaration and the trustee under the Preferred Securities Guarantee. For information concerning the relationship between the Debt Trustee and the Company, see "BANK ONE Capital I" in this prospectus supplement.

Miscellaneous

   The Junior Subordinated Indenture will provide that BANK ONE will pay all fees and expenses related to

  . the offering of the Trust Securities and the Junior Subordinated Debt Securities,

  .  the organization, maintenance and dissolution of the Trust,

  .  the retention of the BANK ONE Capital Trustees and

  . the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities.

   The payment of these fees and expenses will be fully and unconditionally guaranteed by BANK ONE.

            EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT
               SECURITIES AND THE PREFERRED SECURITIES GUARANTEE

   As described in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the Trust, and to invest the proceeds from the issuance and sale in the Junior Subordinated Debt Securities.

   As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, these payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:

  . the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;

  . the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities;

  . BANK ONE will pay all, and the Trust will not be obligated to pay, directly or indirectly, costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Securities; and

  . the Declaration provides that the BANK ONE Capital Trustees will not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

   Payments of distributions, to the extent funds are available, and other payments due on the Preferred Securities, to the extent funds are available, are guaranteed by BANK ONE as and to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying prospectus. If BANK ONE does not make interest payments on the Junior Subordinated Debt Securities, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of these distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities if and to the extent that BANK ONE has made a payment of interest or principal on the Junior Subordinated Debt Securities held by the Trust as its sole asset.

   The Preferred Securities Guarantee, when taken together with BANK ONE's obligations under the Junior Subordinated Debt Securities and the Junior Subordinated Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to the Trust Securities, provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

   If BANK ONE fails to make interest or other payments on the Junior Subordinated Debt Securities when due, taking into account any extension period, the Declaration provides a mechanism for the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company" and "-- Voting Rights", to direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against BANK ONE to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

   If a Declaration Event of Default has occurred and is continuing and the event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities when due, then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective payment date. In connection with such Direct Action, BANK ONE will be subrogated to the rights of the holder of Preferred Securities under the Declaration to the extent of any payment made by BANK ONE to the holder of Preferred Securities in such Direct Action. BANK ONE, under the Preferred Securities Guarantee, acknowledges that the

Preferred Securities Guarantee Trustee will enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If BANK ONE fails to make payments under the Preferred Securities Guarantee, any holder of Preferred Securities may institute a Direct Action against BANK ONE to enforce the Preferred Securities Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Securities Guarantee Trustee, or any other person or entity.

                     UNITED STATES FEDERAL INCOME TAXATION

General

   The following is a summary of applicable United States federal income tax consequences of the purchase, ownership, and disposition of the Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets (generally, assets held for investment) by holders who purchase the Preferred Securities upon original issuance. This discussion does not address all aspects of United States federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax law (including, without limitation, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons that will hold the Preferred Securities as a position in a "straddle", or as part of a "hedge" or "conversion transaction" or other integrated investment and, except to the extent described below, Non-U.S. Holders). In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax law in effect as of the date of this prospectus supplement, which is subject to change, possibly on a retroactive basis. Each investor is urged to consult his tax advisor as to the particular tax consequences of purchasing, owning and disposing of the Preferred Securities, including the application and effect of United States federal, state, local and foreign tax laws.

Classification of the Junior Subordinated Debt Securities

   In connection with the issuance of the Junior Subordinated Debt Securities, Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to BANK ONE and the Trust, will render an opinion generally to the effect that under current law and assuming full compliance with the terms of the Junior Subordinated Indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debt Securities to be held by the Trust will be classified, for United States federal income tax purposes, as indebtedness of BANK ONE.

Classification of BANK ONE Capital I

   In connection with the issuance of the Preferred Securities, tax counsel will render an opinion generally to the effect that, under current law and assuming full compliance with the terms of the Declaration, the Junior Subordinated Indenture, and other documents, and based on certain facts and assumptions contained in such opinion, the Trust will be classified, for United States federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be treated as the owner of an undivided interest in the Junior Subordinated Debt Securities and, as further discussed below, each holder will be required to include in ordinary income its allocable share of interest, including original issue discount, paid or accrued on the Junior Subordinated Debt Securities.

Interest Income and Original Issue Discount

   Under applicable Treasury Regulations, a debt instrument will be deemed to be issued with original issued discount if there is more that a "remote" contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by BANK ONE of its option to defer the payment of stated interest on the Junior Subordinated Debt Securities would prevent BANK ONE from declaring dividends on any class of equity, BANK ONE believes that the likelihood of its exercising the option is "remote" within the meaning of the Regulations. As a result, BANK ONE intends to take the position, based on the advice of tax counsel, that the Junior Subordinated Debt Securities will not be deemed to be issued with original issue discount.

   Accordingly, based on this position, stated interest payments on the Junior Subordinated Debt Securities will be includible in the ordinary income of a holder at the time that such payments are paid or accrued in accordance with the holder's regular method of accounting. Because the Regulations have not yet been addressed in any published rulings or other published interpretations issued by the Internal Revenue Service, it is possible that the Internal Revenue Service could take a position contrary the position taken by BANK ONE.

   Exercise of Deferral Option. If BANK ONE were to exercise its option to defer the payment of stated interest on the Junior Subordinated Debt Securities, the Junior Subordinated Debt Securities would be treated, solely for purposes of the original issue discount rules, as being "re-issued" at such time with original issue discount. Under those rules, a holder of the Junior Subordinated Debt Securities would be required to include original issue discount in ordinary income, on a current basis, over the period that the instrument is held even though BANK ONE would not be making any actual cash payments during the extended interest payment period. The amount of interest income includible in the taxable income of a holder of the Junior Subordinated Debt Securities would be determined on the basis of a constant yield method over the remaining term of the instrument and the actual receipt of future payments of stated interest on the Junior Subordinated Debt Securities would no longer be separately reported as taxable income. The amount of original issue discount that would accrue, in the aggregate, during the extended interest payment period would be approximately equal to the amount of the cash payment due at the end of such period. Any original issue discount included in income would increase the holder's adjusted tax basis in the Junior Subordinated Debt Securities and the holder's actual receipt of interest payments would reduce such basis.

   Because income on the Preferred Securities will constitute interest income for United States federal income tax purposes, corporate holders of Preferred Securities will not be entitled to claim a dividends received deduction in respect of such income.

Receipt of Junior Subordinated Debt Securities or Cash upon Liquidation of BANK ONE Capital I

   If BANK ONE exercises its right to liquidate the Trust and cause the Junior Subordinated Debt Securities to be distributed on a ratable basis to the holders of the Preferred Securities, such distribution would be treated as a nontaxable event to the holders. In such event, each holder of Preferred Securities would have an adjusted tax basis in the Junior Subordinated Debt Securities received in the liquidation equal to the adjusted tax basis in its Preferred Securities surrendered therefor and the holding period of the Junior Subordinated Debt Securities would include the period during which the holder had held the Preferred Securities. If, however, the Trust is characterized, for United States federal income tax purposes, as an association taxable as a corporation at the time of such liquidation, the distribution of the Junior Subordinated Debt Securities would constitute a taxable event to the holders of Preferred Securities.

   If the Junior Subordinated Debt Securities are redeemed for cash and the proceeds of such redemption are distributed to holders in redemption of their Preferred Securities, the redemption would be treated as a sale of the Preferred Securities, in which gain or loss would be recognized, as described immediately below.

Sales of Preferred Securities

   Upon the sale of the Preferred Securities, a holder will recognize gain or loss in an amount equal to the difference between adjusted tax basis in the Preferred Securities and the amount realized in the sale, except to the extent of any amount received in respect of accrued but unpaid interest not previously included in income. This gain or loss will be a capital gain or loss and will be a long term capital gain or loss if the Preferred Securities have been held for more than one year.

   The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest, or original issue discount if the Junior Subordinated Debt Securities are treated as having been issued, or reissued, with original issue discount, with respect to the underlying Junior Subordinated Debt Securities. A holder who disposes of its Preferred Securities will be required to include in ordinary income (1) any portion of the amount realized that is attributable to the accrued but unpaid interest to the extent not previously included in income or (2) any amount of original issue discount that has accrued on its ratable share of the underlying Junior Subordinated Debt Securities during the taxable year of sale through the date of disposition. Any such income inclusion will increase the holder's adjusted tax basis in his Preferred Securities disposed of. To the extent that the amount realized on the sale is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Non-U.S. Holders

   For purposes of this discussion, a "Non-U.S. Holder" is any person other than: (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

   Payments made to a holder of a Preferred Securities that is a Non-U.S. Holder will not be subject to withholding of United States federal income tax, provided that

   (a) the beneficial owner of the Preferred Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of BANK ONE entitled to vote,

   (b) the beneficial owner of the Preferred Securities is not a controlled foreign corporation that is related to BANK ONE through stock ownership, and

   (c) either (A) the beneficial owner of the Preferred Securities certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides his name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Securities in that capacity, certifies to the Trust or its agent, under penalties of perjury, that the statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof.

   In addition, a Non-U.S. Holder of Preferred Securities will not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a Preferred Security.

   The United States Treasury Department has issued regulations that may change the certification procedures regarding withholding on certain amounts paid to Non-U.S. Holders after December 31, 2000. Non-U.S. Holders should consult their tax advisors concerning the effect, if any, of such new Treasury regulations on an investment in the Preferred Securities.

Information Reporting Holders

   Income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

                              ERISA CONSIDERATIONS

   Each of BANK ONE (the obligor with respect to the Junior Subordinated Debt Securities held by the Trust) and its affiliates and the Institutional Trustee may be considered a "party in interest", within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a "disqualified person", within the meaning of Section 4975 of the Code, with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase and/or holding of Preferred Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of
Section 4975 of the Code, including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code, and with respect to which BANK ONE, the Institutional Trustee or any affiliate is a service provider, or otherwise is a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Preferred Securities are acquired pursuant to and in accordance with an applicable exemption, such as on of the following prohibited transaction class exemptions ("PTCE"):

  . PTCE 84-14 -- an exemption for certain transactions determined by an independent qualified professional asset manager,

   . PTCE 91-38 -- an exemption for certain transactions involving bank collective investment funds,

  . PTCE 90-1 -- an exemption for certain transactions involving insurance company pooled separate accounts,

  . PTCE 95-60 -- an exemption for transactions involving certain insurance company general accounts or

   . PTCE 96-23 -- an exemption for certain transactions determined by an in-house asset manager.

   Any purchaser or holder of the Preferred Securities or any interest in a Preferred Security will be deemed to have represented by its purchase and holding of the Preferred Securities that either (a) it is not a Plan or an entity whose underlying assets include "plan assets" by reason of any Plan's investment in that entity and is not purchasing the securities on behalf of or with "plan assets" of any Plan or (b) it is eligible for exemptive relief available such as that provided under PTCE 96-23, 95-60 91-38, 90-1 or 84-14 with respect to such purchase or holding.

   In addition, a Plan fiduciary considering the purchase of Preferred Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes unless the Preferred Securities meet the conditions for the "publicly offered securities" exception from the "plan asset" rules under ERISA. These conditions include, but are not limited to, investment in the Preferred Securities by more than 100 investors independent of BANK ONE and each other.

   In the event that the "publicly offered securities" exception were not available and the assets of the Trust were, accordingly, deemed to be "plan assets" of Plans that are holders of the Preferred Securities, the Institutional Trustee, as well as any other persons exercising discretion with respect to the Junior Subordinated Debt Securities, would be fiduciaries and parties in interest with respect to the investing Plans. To avoid certain additional prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Preferred Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debt Securities and to have appointed the Institutional Trustee. In this regard, it should be noted that, in the event of a Declaration Event of Default, BANK ONE may not remove the Institutional Trustee. Any purchaser proposing to acquire Preferred Securities with assets of any Plan should consult with its counsel.

                                  UNDERWRITING

   Subject to the terms and conditions described in the Underwriting Agreement, BANK ONE Capital I has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase the number of Preferred Securities next to its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions of the agreement, to purchase all the Preferred Securities offered under this prospectus supplement if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                      Number of
                                                                      Preferred
Underwriter                                                           Securities
-----------                                                           ----------
Salomon Smith Barney Inc............................................. 2,400,000
Banc One Capital Markets, Inc........................................ 2,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated................... 2,381,000
Morgan Stanley & Co. Incorporated.................................... 2,381,000
A.G. Edwards & Sons, Inc............................................. 2,381,000
PaineWebber Incorporated............................................. 2,381,000
Prudential Securities Incorporated                                    2,381,000
Bear, Stearns & Co. Inc..............................................   185,000
Donaldson, Lufkin & Jenrette Securities Corporation..................   185,000
Goldman, Sachs & Co..................................................   185,000
Lehman Brothers Inc..................................................   185,000
Robert W. Baird & Co. Incorporated...................................   185,000
ABN AMRO Incorporated................................................    90,000
CIBC World Markets Corp..............................................    90,000
Dain Rauscher Incorporated...........................................    90,000
Deutsche Banc Alex. Brown Incorporated...............................    90,000
EVEREN Securities, Inc...............................................    90,000
First Union Capital Markets, Inc. ...................................    90,000
Fleet Securities, Inc................................................    90,000
J.C. Bradford & Co...................................................    90,000
McDonald & Company Securities, Inc...................................    90,000
Olde Discount Corporation............................................    90,000
U.S. Bancorp Piper Jaffray Inc.......................................    90,000
Raymond James & Associates, Inc......................................    90,000
Warburg Dillon Read LLC..............................................    90,000
Charles Schwab & Co., Inc............................................    90,000
SG Cowen Securities Corporation......................................    90,000
The Robinson-Humphrey Company, LLC...................................    90,000
Tucker Anthony Incorporated..........................................    90,000

                                                                      Number of
                                                                      Preferred
Underwriter                                                           Securities
-----------                                                           ----------
Advest, Inc..........................................................   30,000
BB&T Capital Markets, a Division of Scott & Stringfellow.............   30,000
Banc of America Securities LLC.......................................   30,000
C.L. King & Associates, Inc. ........................................   30,000
Crowell, Weedon & Co.................................................   30,000
Davenport & Co. of Virginia, Inc. ...................................   30,000
Doley Securities, Inc................................................   30,000
Fahnestock & Co. Inc.................................................   30,000
Fifth Third Securities, Inc. ........................................   30,000
First Albany Corporation.............................................   30,000
Gibraltar Securities Co..............................................   30,000
Gruntal & Co., L.L.C.................................................   30,000
J.J.B. Hilliard, W.L. Lyons, Inc.....................................   30,000
Josephthal Lyon & Co. Inc............................................   30,000
Janney Montgomery Scott Inc..........................................   30,000
Legg Mason Wood Walker, Incorporated.................................   30,000
Mesirow Financial, Inc...............................................   30,000
Morgan Keegan & Company, Inc.........................................   30,000
Ragen MacKenzie Incorporated.........................................   30,000
Roney Capital Markets................................................   30,000
Southwest Securities, Inc. ..........................................   30,000
Stephens Inc.........................................................   30,000
Stifel, Nicolaus & Company, Incorporated.............................   30,000
Sutro & Co. Incorporated.............................................   30,000
TD Securities (USA) Inc..............................................   30,000
Utendahl Capital Partners, L.P.......................................   30,000
Wachovia Securities, Inc. ...........................................   30,000
Wedbush Morgan Securities............................................   30,000

   The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price included on the cover page of this prospectus supplement, and, in part, to certain securities dealers at such price less a concession of $0.50 per Preferred Security, provided that such concession for sales of 10,000 or more Preferred Securities to a single purchaser will not be in excess of $0.30 per Preferred Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $0.45 per Preferred Security to certain brokers and dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

   BANK ONE and the Trust have granted the Underwriters an option to purchase up to 3,000,000 additional Preferred Securities at the initial public offering price plus accrued distributions from September 20, 1999, less the underwriting commissions payable by BANK ONE. Such option, which will expire 14 days after the closing date for the issuance and sale of the Preferred Securities, may be exercised solely to cover over-allotments. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase from the Trust approximately the same percentage of the Preferred Securities as the amount set forth next to such Underwriter's name in the above table bears to the amount of Preferred Securities set forth as the total to be purchased in the above table.

   In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Junior Subordinated Debt Securities of BANK ONE, the Underwriting Agreement provides that BANK ONE will pay as compensation to the Underwriters arranging the investment of such proceeds, an amount in immediately available funds of $0.7875 per Preferred Security, or $15,750,000 in the aggregate, for the accounts of the several Underwriters. However, such compensation will be $0.50 per Preferred Security for sales of 10,000 or more Preferred Securities to a single purchaser.

   Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Preferred Securities as interests in a direct participation program, this offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

   During the period from the date of the Underwriting Agreement and continuing to and including the date that is 14 days after the closing date for the issuance and sale of the Preferred Securities, neither the Trust nor BANK ONE will, without the prior written consent of Salomon Smith Barney, directly or indirectly, offer, sell, offer to sell, or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or any other securities of the Trust or BANK ONE which are substantially similar to the Preferred Securities, including any guarantee of such securities (except for the Preferred Securities offered by this prospectus supplement and the accompanying prospectus).

   Each Underwriter has represented and agreed that (a) it has not offered or sold and prior to the date six months after the date of issue of the Preferred Securities will not offer or sell any Preferred Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply with, all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Preferred Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Preferred Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

   A portion of the Preferred Securities will be offered by the Underwriters directly or through their representative selling agents outside the United States. Investors may elect to hold beneficial interests in the Preferred Securities through either DTC (in the United States), Cedelbank or Euroclear (outside the United States), if they are participants of these systems, or indirectly through organizations which are participants in these systems.

   Prior to this offering there has been no public market for the Preferred Securities. The Trust and BANK ONE have applied to list the Preferred Securities on the New York Stock Exchange. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Underwriters have advised the Trust that they intend to make a market in the Preferred Securities prior to commencement of trading on the New York Stock Exchange. The Underwriters will have no obligation to make a market in the Preferred Securities, however, and may cease market making activities, if commenced, at any time. No assurance can be given as to the liquidity of the trading market for the Preferred Securities.

   In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell the Preferred Securities to a minimum of 400 or more beneficial holders.

   The Trust and BANK ONE have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

   It is expected that delivery of the Preferred Securities will be made against payment for them on or about September 20, 1999, which is the fifth business day following the date of this prospectus supplement (such settlement cycle being referred to in this prospectus supplement as "T+5"). The ability to settle secondary market trades of the Preferred Securities effected on the date of pricing and the succeeding business day may be affected by T+5 settlement.

   In connection with this offering and in accordance with applicable law and industry practice, the Underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the Preferred Securities at levels above those that might otherwise prevail in the open market. This may be done by, among other things, entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  . A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

  . A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

  . A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Preferred Securities originally sold by the syndicate member are purchased in syndicate covering transactions.

   These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. The Underwriters are not required to engage in any of these activities, or continue these activities if commenced.

   One of the Underwriters, Banc One Capital Markets, Inc. ("BOCM"), is a wholly owned subsidiary of BANK ONE. The participation of BOCM in the offering and sale of the Preferred Securities will comply with Rule 2720 of the Conduct Rules of the NASD.

   This prospectus supplement and the accompanying prospectus may be used by affiliates of BANK ONE, including BOCM, in connection with offers and sales related to secondary market transactions in the Preferred Securities. Any affiliate, including BOCM, may act as principal or agent in these transactions. These sales will be made at prices related to the prevailing market prices at the time of sale or otherwise.

   Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, BANK ONE and its subsidiaries in the conduct ordinary course of business.

                                 LEGAL MATTERS

   Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Declaration and the creation of the Trust will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Company and the Trust. The validity of the Junior Subordinated Debt Securities and the Preferred Securities Guarantee and matters relating thereto will be passed upon for BANK ONE by Sherman I. Goldberg, Esq., Executive Vice President, General Counsel and Secretary of BANK ONE and for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Certain United States federal income taxation matters will be passed upon for BANK ONE and the Trust by Skadden, Arps, Slate, Meagher & Flom LLP.

   As of July 31, 1999 Sherman I. Goldberg was the record and beneficial owner of 396,008 shares of common stock of BANK ONE and had options to purchase 245,817 shares of common stock of BANK ONE.

PROSPECTUS

                                $1,500,000,000
                             BANK ONE CORPORATION

                            Senior Debt Securities
                      Senior Subordinated Debt Securities
                      Junior Subordinated Debt Securities

                              BANK ONE Capital I
                              BANK ONE Capital II
                             BANK ONE Capital III
                              BANK ONE Capital IV
                              BANK ONE Capital V

                             Preferred Securities
       (fully and unconditionally guaranteed on a subordinated basis, as describedherein, by BANK ONE CORPORATION)

   This prospectus contains a general description of the securities which BANK ONE CORPORATION and/or a BANK ONE Capital Trust may offer for sale. The specific terms of the securities will be contained in one or more supplements to this prospectus. Read the prospectus and any supplement carefully before you invest.

   The securities will be unsecured obligations of BANK ONE CORPORATION and/or a BANK ONE Capital Trust and will not be savings accounts, deposits or other obligations of any bank and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

   This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.


               The date of this prospectus is September 7, 1999.

                               Table of Contents

                                                                          Page
                                                                          ----
Summary..................................................................   1
Where You Can Find More Information about the Company and the BANK ONE
 Capital Trusts..........................................................   2
Forward-Looking Statements...............................................   3
The Company..............................................................   5
Ratio of Earnings to Fixed Charges.......................................   6
The BANK ONE Capital Trusts..............................................   6
Use of Proceeds..........................................................   8
Regulatory Matters.......................................................   8
Description of Debt Securities...........................................  13
Senior Securities........................................................  18
Senior Subordinated Securities...........................................  19
Description of Junior Subordinated Debt Securities.......................  24
Description of the Preferred Securities..................................  29
Description of the Preferred Securities Guarantees.......................  31
Effect of Obligations Under the Junior Subordinated Debt Securities and
 the Preferred Securities Guarantee......................................  35
Global Securities........................................................  36
Plan of Distribution.....................................................  38
Legal Matters............................................................  39
Experts..................................................................  39

                                    SUMMARY

   This document is called a prospectus. This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. To understand the terms of the securities, you should carefully read this prospectus with the attached prospectus supplement. This prospectus and the prospectus supplement together give the specific terms of the securities being offered. You should also read the documents referred to under the heading "Where You Can Find More Information About the Company and the BANK ONE Capital Trusts" for information on BANK ONE CORPORATION and its financial statements. The Company has its principal offices at One First National Plaza, Chicago, Illinois (telephone: 312-732-4000). Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

   BANK ONE CORPORATION, a Delaware corporation (also referred to as the "Company", "BANK ONE", "us" or "we"), and BANK ONE Capital I, BANK ONE Capital II, BANK ONE Capital III, BANK ONE Capital IV and BANK ONE Capital V, each a statutory business trust formed under the laws of the State of Delaware (separately, each trust is also referred to as a "BANK ONE Capital Trust" and together as the "BANK ONE Capital Trusts") have filed a registration statement with the Securities and Exchange Commission under a "shelf" registration procedure. Under this procedure the Company and each BANK ONE Capital Trust, as applicable, may offer and sell from time to time, in one or more series, up to $1,500,000,000, or the equivalent in one or more foreign currencies, including composite currencies such as the Euro, of any of the following securities:

     .  unsecured senior debt securities,

     .  unsecured senior subordinated debt securities,

     .  unsecured junior subordinated debt securities,

     .  preferred securities of a BANK ONE Capital Trust, and

    . guarantees, described below, relating to the preferred securities of each BANK ONE Capital Trust.

   The securities may be sold for U.S. dollars, foreign-denominated currency or currency units; amounts payable with respect to any such securities may be payable in U.S. dollars or foreign-denominated currency or currency units.

   This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

   The prospectus supplement will also contain information about certain United States federal income tax considerations relating to the securities covered by the prospectus supplement.

   The Company and each BANK ONE Capital Trust may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company and each BANK ONE Capital Trust directly or through dealers or agents designated from time to time, which agents may be affiliates of the Company and each BANK ONE Capital Trust. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any such offer.

   The prospectus supplement will also contain, with respect to the securities being sold, the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of such underwriters and the net proceeds to the Company and each BANK ONE Capital Trust.

   Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933.

   One or more of our subsidiaries may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in such transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

 WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANYAND THE BANK ONE CAPITAL
                                     TRUSTS

   The Company and each BANK ONE Capital Trust have filed a registration statement with the SEC. This prospectus is part of the registration statement but the registration statement also contains additional information and exhibits. The Company also files proxy statements, annual, quarterly and special reports, and other information with the SEC. You may read and copy the registration statement and any reports, proxy statements and other information at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's Regional Offices in New York, New York and Chicago, Illinois.

   You can call the SEC for further information about its public reference rooms at 1-800-732-0330. Such material is also available at the SEC's website at "http://www.sec.gov".

   You can also inspect reports, proxy statements and other information about the Company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, and the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois.

   The SEC allows the Company to incorporate documents by reference in this prospectus. This means that by listing or referring to a document which the Company has filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. When the Company updates the information contained in documents which have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated.

   The documents listed below are incorporated by reference into this prospectus:

                 Company SEC Filings                           Period
                 -------------------                           ------
   Annual Report on Form 10-K...................... Year ended December 31, 1998
   Quarterly Reports on Form 10-Q.................. Quarter ended:
                                                    .March 31, 1999
                                                    .June 30, 1999
   Current Reports on Form 8-K..................... Dated:
                                                    .January 19, 1999
                                                    .April 20, 1999
                                                    .May 18, 1999
                                                    .June 15, 1999
                                                    .July 20, 1999
                                                    .August 25, 1999

   The Company also incorporates by reference additional documents that it may file with the SEC between the date of this prospectus and the termination of the offering of the securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

   You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address and telephone number:

                               Investor Relations
                              BANK ONE CORPORATION
                            One First National Plaza
                               Mail Code IL1-0738
                          Chicago, Illinois 60670-0738
                            Telephone (312) 732-4812

   If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

   YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR INCORPORATED BY REFERENCE. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

   No separate financial statements of any BANK ONE Capital Trust are included in this prospectus. The Company and the BANK ONE Capital Trusts do not consider that such financial statements would be material to holders of the preferred securities because each BANK ONE Capital Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debt Securities (as defined below under the heading "The BANK ONE Capital Trusts") of the Company and issuing the trust securities.

   Furthermore, taken together, the Company's obligations under each series of Corresponding Junior Subordinated Debt Securities, the Junior Indenture under which the Corresponding Junior Subordinated Debt Securities will be issued, the related Declaration and the related Preferred Securities Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related preferred securities of a BANK ONE Capital Trust. For a more detailed discussion see "The BANK ONE Capital Trusts", "Description of Preferred Securities", "Description of Junior Subordinated Debt Securities", "Description of the Preferred Securities Guarantees" and "Effect of Obligations Under the Junior Subordinated Debt Securities and Preferred Securities Guarantee". In addition, the Company does not expect that any of the BANK ONE Capital Trusts will be filing reports with the SEC under the Securities Exchange Act of 1934.

   The Company is not making an offer of its securities in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of a later date than the date of this prospectus or any prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

   This prospectus, including information included or incorporated by reference in this prospectus, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company and its predecessors, BANC ONE CORPORATION and First Chicago NBD Corporation as well as certain information relating to the merger of BANC ONE and First Chicago NBD to form the Company, including, without limitation, statements relating to the cost savings, revenue enhancements and restructuring charges estimated to result from the merger and statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following factors: (a) expected cost savings and revenue enhancements from the merger may not be fully realized or realized within the expected time frame; (b) revenues following the merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the merger may be greater than expected; (c) competitive pressures among depository and other financial institutions may increase significantly; (d) costs or difficulties related to the integration of the businesses of BANC ONE and First Chicago NBD may be greater than expected;
(e) changes in the interest rate environment may reduce margins; (f) general economic or business conditions, either nationally or in the states in which the Company is doing business, may be less favorable than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (g) legislative or regulatory changes may adversely affect the business in which the Company is engaged; (h) technological changes (including the costs of remediating or failing to remediate "Year 2000" and "Euro" data systems compliance issues, including those of the Company and those of other persons by whom the Company's business may be affected) may be more difficult or expensive than anticipated; and (i) changes may occur in the securities and capital markets.

                                  THE COMPANY

   BANK ONE CORPORATION is a multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD with BANC ONE.

   Through its bank subsidiaries, the Company provides domestic retail banking, worldwide corporate and institutional banking, and trust and investment management services. The Company operates banking offices in Arizona, Colorado, Florida, Illinois, Indiana, Kentucky, Louisiana, Michigan, Ohio, Oklahoma, Texas, Utah, West Virginia and Wisconsin. The Company also owns nonbank subsidiaries that engage in businesses related to banking and finance, including credit card and merchant processing, consumer and education finance, mortgage lending and servicing, insurance, venture capital, investment and merchant banking, trust, brokerage, investment management, leasing, community development and data processing.

   Like its predecessors, the Company continually evaluates its business operations and organizational structures and routinely explores opportunities to (i) acquire financial institutions and other financial services-related businesses and assets, and (ii) enter into strategic alliances to expand the scope of its services and its customer base. When consistent with its overall business strategy, the Company also will sell assets or exit certain businesses and markets.

   The Company is a legal entity separate and distinct from its affiliate banks and its nonbank subsidiaries (collectively, the "affiliates"). Accordingly, the right of the Company, and thus the right of the Company's creditors and shareholders, to participate in any distribution of the assets or earnings of any affiliate is necessarily subject to the prior claims of creditors of the affiliate, except to the extent that claims of the Company in its capacity as a creditor may be recognized. The principal sources of the Company's revenues are dividends, interest on loans and fees from its affiliates. Accordingly, the Debt Securities and Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Debt Securities and Junior Subordinated Debt Securities should look only to the assets of the Company for payments on the Debt Securities and Junior Subordinated Debt Securities.

   The Company's executive offices are located at One First National Plaza, Chicago, Illinois 60670, and the telephone number is (312) 732-4000.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The ratios of earnings to fixed charges for the Company, which are computed on the basis of the total enterprise (as defined by the SEC) by dividing earnings before fixed charges and income taxes by fixed charges, are set forth below for the periods indicated. Also set forth below are the ratios of earnings to combined fixed charges and preferred stock dividends, which are computed on the basis of the total enterprise by dividing earnings before fixed charges and income taxes by fixed charges and preferred stock dividend requirements for the periods indicated. Fixed charges consist principally of interest expense on all long- and short-term borrowings, excluding or including interest on deposits as indicated.

                                        Six Months
                                      Ended June 30,  Year Ended December 31,
                                      --------------  ------------------------
                                       1999    1998   1998 1997 1996 1995 1994
                                      ------- ------- ---- ---- ---- ---- ----
Earnings to Fixed Charges:
  Excluding interest expense on
   deposits..........................    2.8x    2.6x 2.3x 2.4x 2.6x 2.2x 2.6x
  Including interest expense on
   deposits..........................    1.8x    1.6x 1.5x 1.5x 1.6x 1.5x 1.6x
Earnings to Combined Fixed Charges
 and Preferred Dividends:
  Excluding interest expense on
   deposits..........................    2.8x    2.6x 2.3x 2.3x 2.5x 2.1x 2.5x
  Including interest expense on
   deposits..........................    1.8x    1.6x 1.5x 1.5x 1.6x 1.5x 1.6x

                          THE BANK ONE CAPITAL TRUSTS

   Each BANK ONE Capital Trust is a statutory business trust created under Delaware law pursuant to:

    . a declaration of trust executed by the Company, as sponsor (the "Sponsor") of the BANK ONE Capital Trust, and the BANK ONE Capital Trustees (as defined below) of such BANK ONE Capital Trust, and

    .  a certificate of trust filed with the Delaware Secretary of State.

   Each declaration of trust will be amended and restated in its entirety (each, as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part.

   Each Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

   Each BANK ONE Capital Trust may offer to the public, from time to time, preferred securities (the "Preferred Securities") representing preferred beneficial interests in the applicable BANK ONE Capital Trust.

   Each BANK ONE Capital Trust exists for the exclusive purposes of:

    .  issuing and selling its Trust Securities, (as defined below)

    . using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debt Securities (as defined below) issued by the Company, and

    . engaging in only those other activities necessary or incidental to the above activities (such as registering the transfer of the Trust Securities).

   Each BANK ONE Capital Trust will sell common securities representing undivided beneficial ownership interests in such BANK ONE Capital Trust to the Company (the "Common Securities") and Preferred Securities representing undivided beneficial ownership interests in such trust to the public. The Common Securities and the Preferred Securities together are also referred to as the "Trust Securities".

   When any BANK ONE Capital Trust sells its Preferred Securities to the public it will use the money it receives together with the money it receives from the sale of its Common Securities to buy a series of the Company's Junior Subordinated Debt Securities (the "Corresponding Junior Subordinated Debt Securities"). The payment terms of the Corresponding Junior Subordinated Debt Securities will be virtually the same as the terms of that BANK ONE Capital Trust's Preferred Securities (the "Related Preferred Securities").

   Each BANK ONE Capital Trust will own only the applicable series of Corresponding Junior Subordinated Debt Securities. The only source of funds for each BANK ONE Capital Trust will be the payments it receives from the Company on the Corresponding Junior Subordinated Debt Securities. The BANK ONE Capital Trust will use such funds to make cash payments to holders of the Preferred Securities.

   Each BANK ONE Capital Trust will also have the right to be reimbursed by the Company for certain expenses.

   All of the Common Securities of each BANK ONE Capital Trust will be owned by the Company. The Common Securities of a BANK ONE Capital Trust will rank equally, and payments will be made on such securities pro rata, with the Preferred Securities of such BANK ONE Capital Trust, except that upon the occurrence and continuance of an event of default under a Declaration resulting from an event of default under the Junior Indenture, the rights of the Company, as holder of the Common Securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of such BANK ONE Capital Trust. See "Description of the Preferred Securities". The Company will acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each BANK ONE Capital Trust.

   The prospectus supplement relating to any Preferred Securities will contain the details of the cash distributions to be made periodically to the holders of the Preferred Securities.

   Under certain circumstances, the Company may redeem the Corresponding Junior Subordinated Debt Securities which it sold to a BANK ONE Capital Trust. If it does this, the BANK ONE Capital Trust will redeem a like amount of the Preferred Securities which it sold to the public and the Common Securities which it sold to the Company.

   Under certain circumstances the Company may terminate each BANK ONE Capital Trust and cause the Corresponding Junior Subordinated Debt Securities to be distributed to the holders of the Related Preferred Securities. If this happens, owners of the Related Preferred Securities will no longer have any interest in such BANK ONE Capital Trust and will only own the Corresponding Junior Subordinated Debt Securities.

   Generally the Company needs the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to redeem the Corresponding Junior Subordinated Debt Securities or to terminate one or more BANK ONE Capital Trusts.

   Unless otherwise specified in the applicable prospectus supplement:

  . Each BANK ONE Capital Trust will have a term of approximately 55 years from the date it issues its Trust Securities, but may terminate earlier as provided in the applicable Declaration.

  . Each BANK ONE Capital Trust's business and affairs will be conducted by its trustees (collectively, the "BANK ONE Capital Trustees").

  . The trustees will be appointed by the Company as holder of the applicable BANK ONE Capital Trust's Common Securities.

  . The duties and obligations of the trustees are governed by the Declaration for the applicable BANK ONE Capital Trust.

  . The trustees will be The Chase Manhattan Bank, as the institutional Trustee (the "Institutional Trustee"), Chase Manhattan Bank Delaware, as the Delaware Trustee (the "Delaware Trustee"), and one or more individual trustees (the "Regular Trustees") who are employees or officers of or affiliated with the Company. The Chase Manhattan Bank, as Institutional Trustee, will act as sole indenture trustee under each Declaration for purposes of compliance with the Trust Indenture Act. The Chase Manhattan Bank will also act as trustee under the Guarantees and the Junior Indenture. See "Description of the Preferred Securities Guarantees", "Description of Debt Securities" and "Description of the Junior Subordinated Debt Securities".

  . The Company, as the holder of the Common Securities, has the right to vote to appoint, remove or replace any of, or increase or reduce the number of, the BANK ONE Capital Trustees of a trust.

  . The Company will pay all fees and expenses related to each BANK ONE Capital Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each BANK ONE Capital Trust.

  . No amendment or modification may be made to any Declaration which would adversely affect the rights or preferences of the applicable Trust Securities without the approval of the majority in liquidation amount of the relevant Trust Securities (which may be only the Preferred Securities or Common Securities of such trust if only that class is affected).

   The principal executive office of each BANK ONE Capital Trust is One First National Plaza, Chicago, Illinois 60670 and its telephone number is (312) 732-4000.

                                USE OF PROCEEDS

   Each BANK ONE Capital Trust will use all proceeds received from the sale of the Preferred Securities to purchase Junior Subordinated Debt Securities from the Company. The Company intends to use the net proceeds from the sale of the Junior Subordinated Debt Securities and the Debt Securities for general corporate purposes. These corporate purposes may include the funding of investments in, or extensions of credit to, the Company's subsidiaries. Except as described in the applicable prospectus supplement, specific allocations of the proceeds to such purposes have not been made, although Company management will have determined at the date of the applicable prospectus supplement that funds should be borrowed at that time. Pending the uses described above, the Company may temporarily invest the net proceeds in various short-term securities or apply the net proceeds to reduce short-term indebtedness. Based upon the historic and anticipated future growth of the Company and the financial needs of its subsidiaries, the Company anticipates that it will, on an ongoing basis, engage in additional financings in character and amount to be determined.

                               REGULATORY MATTERS

   The following discussion describes certain of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and provides certain specific information relevant to the Company. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance funds and not for the protection of security holders. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to those provisions. A change in the statutes, regulations or regulatory policies applicable to the Company or its subsidiaries may have a material effect on the business of the Company.

General

   As a bank holding company, the Company is regulated under the Bank Holding Company Act of 1956, (the "BHCA"), and is subject to inspection, examination and supervision by the Federal Reserve. Under the BHCA, bank holding companies generally may not acquire the ownership or control of more than 5% of the voting shares or substantially all the assets of any company, including a bank, without the Federal Reserve's prior approval. In addition, bank holding companies generally may engage, directly or indirectly, only in banking and such other activities as are determined by the Federal Reserve to be closely related to banking.

   The Federal Reserve will also assess the degree to which the Company and its subsidiary banks have taken appropriate steps to assure that their electronic data processing systems and those of their vendors are Year 2000 compliant, as well as plans for ensuring Year 2000 readiness.

   Various governmental requirements, including Sections 23A and 23B of the Federal Reserve Act, limit borrowings by the Company and its nonbank subsidiaries from the Company's affiliate banks. These requirements also limit various other transactions between the Company and its nonbank subsidiaries, on the one hand, and the Company's affiliate banks, on the other. For example,
Section 23A limits to no more than 10% of its total capital the aggregate outstanding amount of any bank's loans and other "covered transactions" with any particular nonbank affiliate, and limits to no more than 20% of its total capital the aggregate outstanding amount of any bank's covered transactions with all of its nonbank affiliates. Section 23A also generally requires that a bank's loans to its nonbank affiliates be secured, and Section 23B generally requires that a bank's transactions with its nonbank affiliates be on arms' length terms.

   Most of the Company's affiliate banks (the "Banks") are national banking associations and, as such, are subject to regulation primarily by the Office of the Comptroller of the Currency ("OCC") and, secondarily, by the Federal Deposit Insurance Corporation ("FDIC") and the Federal Reserve. The Company's state-chartered banks also are subject to regulation by the FDIC and the Federal Reserve and, in addition, by their respective state banking departments. The Banks' operations in other countries are subject to various restrictions imposed by the laws of those countries. The Company and its subsidiaries also are affected by the fiscal and monetary policies of the federal government and the Federal Reserve, and by various other governmental requirements and regulations.

Liability for Bank Subsidiaries

   The Federal Reserve requires that a bank holding company act as a source of financial and managerial strength to each of its subsidiary banks and maintain resources adequate to support each such subsidiary bank. This support may be required at times when the Company may not have the resources to provide it. In addition, Section 55 of the National Bank Act, permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital has become impaired. If a shareholder fails within three months to pay such an assessment, the OCC can order the sale of the shareholder's stock to cover the deficiency. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank would be assumed by the bankruptcy trustee and entitled to priority of payment.

   Any depository institution insured by the FDIC, such as the Banks, can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance. All of the Company's subsidiary banks are FDIC-insured institutions.

   In the event of the default of one of the Company's subsidiary banks, the claims of depositors and of holders of any other general or subordinated obligation (including the FDIC) are entitled to a priority of payment over the claims of holders of any obligation to shareholders including any depository institution holding company (such as the Company) or any shareholder or creditor of the depository institution (such as holders of the Debt Securities or of the Guarantees with respect to the Preferred Securities). Thus, in the event of such default, any obligations of the defaulting bank to the Company would be subordinate to all such third party claims (including otherwise "subordinated" claims and the claims of the FDIC).

Capital Requirements

   The Company is subject to capital requirements and guidelines imposed by the Federal Reserve, which are substantially similar to the capital requirements and guidelines imposed by the Federal Reserve, the OCC and the FDIC on the depository institutions within their respective jurisdictions. For this purpose, a depository institution's or holding company's assets and certain specified off-balance sheet commitments are assigned to four risk categories, each weighted differently based on the level of credit risk that is assigned to such assets or commitments. In addition, risk weighted assets are adjusted for low-level recourse and market risk equivalent assets. A depository institutions's or holding company's capital, in turn, is divided into three tiers: core ("Tier 1") capital, which includes common equity, non-cumulative perpetual preferred stock and a limited amount of cumulative perpetual preferred stock and related surplus (excluding auction rate issues), and minority interests in equity accounts of consolidated subsidiaries, less goodwill, certain identifiable intangible assets and certain other assets; supplementary ("Tier 2") capital, which includes, among other items, perpetual preferred stock not meeting the Tier 1 definition, mandatory convertible securities, subordinated debt and allowances for loan and lease losses, subject to certain limitations, less certain required deductions; and market risk ("Tier 3") capital, which includes qualifying unsecured subordinated debt.

   The Company, like other bank holding companies, currently is required to maintain Tier 1 and total capital (the sum of Tier 1, Tier 2 and Tier 3 capital) equal to at least 4% and 8% of its total risk-weighted assets, respectively. At June 30, 1999, the Company met both requirements, with Tier 1 and total capital equal to 8.1% and 11.4% of its total risk-weighted assets, respectively.

   The Federal Reserve, the FDIC and the OCC have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards. Amendments to the risk-based capital requirements, incorporating market risk, became effective January 1, 1998. Under the new market risk requirements, capital will be allocated to support the amount of market risk related to a financial institution's ongoing trading activities.

   The Federal Reserve also requires bank holding companies to maintain a minimum "leverage ratio" (Tier 1 capital to adjusted total assets) of 3%, if the holding company has the highest regulatory rating or has implemented the risk-based capital measures for market risk, or 4% if the holding company does not meet these requirements. At June 30, 1999, the Company's leverage ratio was 8.1%.

   The Federal Reserve may set capital requirements higher than the minimums noted above for holding companies whose circumstances warrant it. For example, holding companies experiencing or anticipating significant growth may be expected to maintain capital ratios including tangible capital positions well above the minimum levels. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier I capital leverage ratio" (deducting all intangibles) and other measures of capital strength in evaluating proposals for expansion or new activities. The Federal Reserve has not, however, imposed any such special capital requirement on the Company.

   Each of the Banks is subject to similar risk-based and leverage capital requirements adopted by its applicable federal banking regulatory agency. Each of the Banks was in compliance with the applicable minimum capital requirements as of June 30, 1999.

   Failure to meet capital requirements could subject a bank to a variety of enforcement remedies, including the termination of deposit insurance by the FDIC, and to certain restrictions on its business, which are described below.

   The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the applicable federal banking regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a depository institution to capital raising requirements. An "undercapitalized" depository institution must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the depository institution's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various federal banking regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

   As of June 30, 1999, each of the Banks was "well capitalized", based on the "prompt corrective action" ratios and guidelines described above. It should be noted, however, that a Bank's capital category is determined solely for the purpose of applying the OCC's (or the FDIC's) "prompt corrective action" regulations and that the capital category may not constitute an accurate representation of the Bank's overall financial condition or prospects.

Dividend Restrictions

  Various federal and state laws and regulations limit the amount of dividends the Banks can pay to the Company without regulatory approval. For example, approval generally is required for any national bank, or any state chartered bank that is a member of the Federal Reserve System, to pay any dividend that would cause the bank's total dividends paid during any calendar year to exceed the sum of the bank's net income for the current year combined with retained net income for the prior two years. Such a bank generally may not pay any dividend in an amount greater than its net profits then on hand without regulatory approval. At January 1, 1999, $2.0 billion of the total stockholders' equity of the Banks was available for payment of dividends to the Company without approval by the applicable regulatory authority.

  In addition, federal bank regulatory authorities have authority to prohibit the Banks from engaging in an unsafe or unsound practice in conducting their business. The payment of dividends, depending upon the financial condition of the bank in question, could be deemed to constitute such an unsafe or unsound practice. The ability of the Banks to pay dividends in the future is currently, and could be further, influenced by bank regulatory policies and capital guidelines.

Deposit Insurance Assessments

  The deposits of each of the Banks are insured up to regulatory limits by the FDIC and, accordingly, are subject to deposit insurance assessments to maintain the Bank Insurance Fund ("BIF") and Savings Association Insurance Fund ("SAIF") administered by the FDIC. The FDIC has adopted regulations establishing a permanent risk-related deposit insurance assessment system. Under this system, the FDIC places each insured bank in one of nine risk categories based on (a) the bank's capitalization and (b) supervisory evaluations provided to the FDIC by the bank's primary federal regulator. Each insured bank's insurance assessment rate is then determined by the risk category in which it is classified by the FDIC.

  Effective January 1, 1997, the annual insurance premiums on bank deposits insured by the BIF and SAIF vary between $0.00 per $100 of deposits for banks classified in the highest capital and supervisory evaluation categories to $0.27 per $100 of deposits for banks classified in the lowest capital and supervisory evaluation categories.

  The Deposit Insurance Funds Act of 1996 provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF and the SAIF (in addition to assessments currently imposed on depository institutions with respect to BIF- and SAIF-insured deposits) to pay for the cost of

Financing Corporation ("FICO") funding. The FDIC's 1998 FICO assessment rates were approximately $0.012 per $100 annually for BIF-assessable deposits and $0.061 per $100 annually for SAIF-assessable deposits. The Banks held approximately $10.2 billion of SAIF-assessable deposits as of June 30, 1999. The FICO assessments do not vary depending upon a depository institution's capitalization or supervisory evaluations.

Depositor Preference Statute

  Federal law provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution are afforded a priority over other general unsecured claims against such institution, including federal funds and letters of credit, in the "liquidation or other resolution" of the institution by any receiver.

Brokered Deposits

  Under FDIC regulations, no FDIC-insured depository institution can accept brokered deposits unless it (a) is well capitalized, or (b) is adequately capitalized and receives a waiver from the FDIC. In addition, these regulations prohibit any depository institution that is not well capitalized from (i) paying an interest rate on deposits in excess of 75 basis points over certain prevailing market rates or (ii) offering "pass through" deposit insurance on certain employee benefit plan accounts unless such institution provides certain notice to affected depositors.

Interstate Banking

  Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal"), subject to certain concentration limits and other requirements, (a) bank holding companies such as the Company are permitted to acquire banks and bank holding companies located in any state; (b) any bank that is a subsidiary of a bank holding company is permitted to receive deposits, renew time deposits, close loans, service loans and receive loan payments as an agent for any other bank subsidiary of that holding company; and
(c) banks are permitted to acquire branch offices outside their home states by merging with out-of-state banks, purchasing branches in other states, and establishing de novo branch offices in other states; provided that, in the case of any such purchase or opening of individual branches, the host state has adopted legislation "opting in" to those provisions of Riegle-Neal; and provided that, in the case of a merger with a bank located in another state, the host state has not adopted legislation "opting out" of that provision of Riegle-Neal. The Company might use Riegle-Neal to acquire banks in additional states and to consolidate its affiliate banks under a smaller number of separate charters.

Other Regulatory Supervision

  The Company's nonbank subsidiaries and banking-related business units are subject to regulation by various state and federal regulatory agencies and self-regulatory organizations. Activities subject to such regulation include investment management, investment advisory services, commodities and securities brokerage, insurance services and products, municipal securities dealing and transfer agency services.

Future Legislation

   Various legislation, including proposals to substantially change the financial institution regulatory system, expand the powers of banking institutions and bank holding companies, and limit the investments that a depository institution may make with insured funds, has from time to time been introduced in Congress. This legislation may change banking statutes and the operating environment of the Company and its subsidiaries in substantial and unpredictable ways. The Company cannot determine whether such potential legislation will ultimately be enacted, and if enacted, the ultimate effect that this potential legislation, or implementing regulations, would have upon the financial condition or results of operations of the Company or its subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

General

   The following description applies to the debt securities (other than the Junior Subordinated Debt Securities) offered by this prospectus (the "Debt Securities"). The Debt Securities will be unsecured and may be issued in one or more series. Such Debt Securities may be either senior (the "Senior Securities") or subordinated (the "Senior Subordinated Securities") in priority of payment.

    . The Senior Securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and The Chase Manhattan Bank ("Chase"), as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between the Company and Chase, as trustee (as so supplemented, the "Senior Indenture").

    . The Senior Subordinated Securities will be issued under an Indenture dated as of March 3, 1997, originally between BANC ONE and Chase, as trustee, which was supplemented by a First Supplemental Indenture dated as of October 2, 1998, between the Company and Chase, as trustee (as so supplemented, the "Senior Subordinated Indenture").

    . The Senior Indenture and the Senior Subordinated Indenture are referred to together as the "Indentures".

    . References to the "Senior Trustee" means Chase in its capacity as trustee under the Senior Indenture or the Senior Subordinated Indenture, as applicable.

  The statements under this caption are brief summaries of certain provisions contained in the Indentures, do not claim to be complete and are qualified in their entirety by reference to the applicable Indenture, copies of which are exhibits to, or incorporated by reference in, the registration statement of which this prospectus forms a part. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings given to them in the applicable Indenture.

   The following material describes certain general terms and provisions of the Debt Securities to which any prospectus supplement may relate. The particular terms of any Debt Security and the extent, if any, to which these general provisions may apply to such Debt Securities will be described in the prospectus supplement relating to the Debt Securities.

   Neither of the Indentures limits the aggregate principal amount of Debt Securities which may be issued under it. Rather, each Indenture provides that Debt Securities of any series may be issued under it up to the aggregate principal amount which may be authorized from time to time by the Company. Debt Securities may be denominated in any currency or currency unit designated by the Company. Neither the Indentures nor the Debt Securities will limit or otherwise restrict the amount of other debt which may be incurred or the other securities which may be issued by the Company or any of its subsidiaries.

   Debt Securities of a series may be issuable in registered form without coupons ("Registered Securities"), in bearer form with or without coupons attached ("Bearer Securities") or in the form of one or more global securities in registered or bearer form (each a "Global Security"). Bearer Securities, if any, will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

   You must review the prospectus supplement for a description of the following terms, where applicable, of each series of Debt Securities for which this prospectus is being delivered:

    .   the title of the Debt Securities;

    . the limit, if any, on the aggregate principal amount or aggregate initial public offering price of the Debt Securities;

    .   the priority of payment of the Debt Securities;

    . the price or prices, which may be expressed as a percentage of the aggregate principal amount, at which the Debt Securities will be issued;

     . the date or dates on which the principal of the Debt Securities will be payable;

    . the interest rate or rates, which may be fixed or variable, for the Debt Securities, if any, or the method of determining the same;

    .  the date or dates from which interest, if any, on the Debt
       Securities will accrue, the date or dates on which interest, if any, will be payable, the date or dates on which payment of interest, if any, will commence and the regular record dates for the interest payment dates;

    . the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent global Debt Security will be paid;

    . each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

    . the place or places where the principal of, premium, if any, and interest, if any, on the Debt Securities will be payable;

    . the date or dates, if any, after which the Debt Securities may be redeemed or purchased in whole or in part, (i) at the option of the Company or (ii) mandatorily pursuant to any sinking, purchase or similar fund or (iii) at the option of the holder, and the redemption or repayment price or prices;

    . the terms, if any, upon which the Debt Securities may be convertible into or exchanged for securities or indebtedness of any kind of the Company or of any other issuer or obligor and the terms and conditions upon which the conversion or exchange would be made, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

    .  the authorized denomination or denominations for the Debt Securities;

    . the currency, currencies or units based on or related to currencies for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal of, premium, if any, and any interest, if any, on the Debt Securities may be payable;

    . any index used to determine the amount of payments of principal of, premium, if any, and interest, if any, on the Debt Securities;

    . whether any of the Debt Securities are to be issuable as Bearer Securities and/or Registered Securities, and if issuable as Bearer Securities, any limitations on issuance of the Bearer Securities and any provisions regarding the transfer or exchange of the Bearer Securities, including exchange for registered Debt Securities of the same series;

    .  the payment of any additional amounts with respect to the Debt
  Securities;

    . whether any of the Debt Securities will be issued as Original Issue Discount Securities (as defined below);

    .  information with respect to book-entry procedures, if any;

    . any additional covenants or Events of Default not currently included in the applicable Indenture; and

    . any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture.

   If any of the Debt Securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest, if any, on any series of Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to that issue of Debt Securities and those currencies or currency units will be described in the applicable prospectus supplement.

   A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

   Debt Securities may be issued as original issue discount Debt Securities which bear no interest or interest at a rate which at the time of issuance is below market rates ("Original Issue Discount Securities"), to be sold at a substantial discount below the stated principal amount thereof due at the stated maturity of such Debt Securities. There may be no periodic payments of interest on Original Issue Discount Securities. In the event of an acceleration of the maturity of any Original Issue Discount Security, the amount payable to the holder of the Original Issue Discount Security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of the Original Issue Discount Security. Federal income tax considerations with respect to Original Issue Discount Securities will be described in the applicable prospectus supplement.

Registration and Transfer

  Unless otherwise indicated in the applicable prospectus supplement, Debt Securities will be issued only as Registered Securities. If Bearer Securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations relating to the Bearer Securities will be described in the applicable prospectus supplement.

   Debt Securities issued as Registered Securities will not have interest coupons. Debt Securities issued as Bearer Securities will have interest coupons attached, unless issued as zero coupon securities.

  Registered Securities (other than a Global Security) may be presented for transfer, with the form of transfer endorsed thereon duly executed, or exchanged for other Debt Securities of the same series at the office of the security registrar specified in the applicable Indenture. The Company has agreed in each of the Indentures that, with respect to Registered Securities having The City of New York as a place of payment, the Company will appoint a security registrar or co-security registrar located in The City of New York for such transfer or exchange. Transfer or exchange will be made without service charge, but the Company may require payment of any taxes or other governmental charges. Provisions relating to the exchange of Bearer Securities for other Debt Securities of the same series, including, if applicable, Registered Securities, will be described in the applicable prospectus supplement. In no event, however, will Registered Securities be exchangeable for Bearer Securities.

Book-Entry Debt Securities

   Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities. Each Global Security will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Until exchanged in whole or in part for the individual securities which it represents, a Global Security may not be transferred except as a whole by the Depositary for the Global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of the successor.

   The specific terms of the depositary arrangement for a series of Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global Securities will be described in the applicable prospectus supplement. See also "Global Securities" in this prospectus.

Payment and Paying Agents

  Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and any interest on Registered Securities will be made at the office of such paying agent or paying agents as the Company may designate from time to time. In addition, at the option of the Company, payment of any interest may be made (i) by check mailed to the address of the person entitled to the payment at the address in the applicable security register or
(ii) by wire transfer to an account maintained by the person entitled to the payment as specified in the applicable security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such payment.

  Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and any interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as the Company may designate from time to time, at the option of the holder, by check or by transfer to an account maintained by the holder with a bank located outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on Bearer Securities will be made only against surrender of the coupon for such interest payment date. Payment on any Bearer Security will not be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Consolidation, Merger or Sale of Assets

  Each Indenture provides that the Company may, without the consent of the holders of any of the Debt Securities outstanding under the applicable Indenture, consolidate with, merge into or transfer its assets substantially as an entirety to any person, provided that:

    (1) any successor assumes the Company's obligations on the applicable Debt Securities and under the applicable Indenture,

    (2) after giving effect to the consolidation, merger or transfer, no Event of Default (as defined in the Senior Indenture) in the case of the Senior Securities, or Default (as defined in the Senior Subordinated Indenture) in the case of the Senior Subordinated Securities, will have happened and be continuing and

      (3) certain other conditions under the applicable Indenture are met.

Any consolidation, merger or transfer of assets substantially as an entirety, which meets the conditions described above, would not create any Event of Default or Default which would entitle holders of the Debt Securities, or the Senior Trustee acting on their behalf, to take any of the actions described below under "Senior Securities--Events of Default, Waivers, Etc." or "Senior Subordinated Securities--Events of Default, Defaults, Waivers, Etc."

Leveraged and Other Transactions

   Each Indenture and the Debt Securities do not contain provisions which would protect holders of the Debt Securities in the event of a highly leveraged or other transaction involving the Company which could adversely affect the holders of Debt Securities.

Modification of the Indenture; Waiver of Covenants

  Each Indenture provides that, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Debt Securities of each affected series, modifications and alterations of the Indenture may be made which affect the rights of the holders of the Debt Securities. However, no such modification or alteration may be made without the consent of the holder of each Debt Security affected which would, among other things,

     (1) modify the terms of payment of principal, premium, if any, or interest on the Debt Securities; or

     (2) reduce the percentage in principal amount of outstanding Debt Securities required to modify or alter the applicable Indenture.

Regarding Chase

   Chase is the Senior Trustee under both the Senior Indenture and the Senior Subordinated Indenture. Chase serves as trustee for certain subordinated debt securities issued by the Company under indentures originally dated as of July 1, 1986, July 15, 1992, April 30, 1993, May 17, 1995 and December 1, 1995.

   Chase also serves as the institutional or property trustee under declarations of trust for three statutory business trusts formed under the laws of the State of Delaware and sponsored by the Company. In connection with those transactions, Chase also serves as the debt trustee under an indenture originally dated as of November 15, 1996 and the Junior Indenture (as defined in the section entitled "Description of Junior Subordinated Debt Securities") with respect to junior subordinated debentures of the Company purchased by such trusts and is the also the guarantee trustee under each of three guarantee agreements dated as of December 3, 1996, December 5, 1996 and January 31, 1997, from the Company to the applicable trust guaranteeing certain payments to such trust.

   As described under "Description of Junior Subordinated Debt Securities--The Debt Trustee", Chase will be the Debt Trustee under the Junior Indenture, Chase also serves as the Institutional Trustee for each BANK ONE Capital Trust and will be the Preferred Guarantee Trustee under each Preferred Securities Guarantee issued with respect to a series of Preferred Securities offered under this prospectus.

   Chase has its principal corporate trust office at 450 West 33rd Street, New York, New York 10001.

   Chase Manhattan Bank Delaware ("Chase Delaware"), an affiliate of Chase, will serve as the Delaware Trustee for each BANK ONE Capital Trust. The office of the Delaware Trustee for each BANK ONE Capital Trust is 1201 Market Street, Wilmington, Delaware 19801. Chase Delaware also serves as trustee for subordinated debt securities issued by the Company under an indenture originally dated March 1, 1989. Chase Delaware is also the Delaware trustee for the three Delaware business trusts described in the second paragraph of this section.

  The Company and its affiliates have normal banking relationships with Chase, Chase Delaware and their affiliates in the ordinary course of business.

                               SENIOR SECURITIES

  The Senior Securities will be direct, unsecured obligations of the Company and will rank on a parity with all outstanding unsecured senior indebtedness of the Company.

Events of Default, Waivers, Etc.

  An Event of Default with respect to Senior Securities of any series is defined in the Senior Indenture as

      (1) default in the payment of principal of or premium, if any, on any of the outstanding Senior Securities of that series when due;

      (2) default in the payment of interest on any of the outstanding Senior Securities of that series when due and continuance of such default for 30 days;

      (3) default in the performance of any other covenant of the Company in the Senior Indenture with respect to Senior Securities of such series and continuance of such default for 90 days after written notice;

      (4) certain events of bankruptcy, insolvency or reorganization of the Company; and

      (5) any other event that may be specified in a prospectus supplement with respect to any series of Senior Securities.

   If an Event of Default with respect to any series of outstanding Senior Securities occurs and is continuing, either the Senior Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Senior Securities of such series may declare the principal amount (or if such Senior Securities are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of that series) of all Senior Securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding Senior Securities of any series may waive an Event of Default resulting in acceleration of such Senior Securities, but only if all Events of Default with respect to Senior Securities of such series have been remedied and all payments due, other than those due as a result of acceleration, have been made.

   If an Event of Default occurs and is continuing, the Senior Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding Senior Securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the Senior Indenture will, proceed to protect the rights of the holders of all the Senior Securities of such series. Prior to acceleration of maturity of the outstanding Senior Securities of any series, the holders of a majority in aggregate principal amount of the Senior Securities may waive any past default under the Senior Indenture except a default in the payment of principal of, premium, if any, or interest on the Senior Securities of that series.

   The Senior Indenture provides that upon the occurrence of an Event of Default specified in clauses (1) or (2) of the first paragraph in this subsection, the Company will, upon demand of the Senior Trustee, pay to it, for the benefit of the holder of any such Senior Security, the whole amount then due and payable on the affected Senior Securities for principal, premium, if any, and interest. The Senior Indenture further provides that if the Company fails to pay such amount upon such demand, the Senior Trustee may, among other things, institute a judicial proceeding for the collection of such amounts.

   The Senior Indenture also provides that notwithstanding any of its other provisions, the holder of any Senior Security of any series will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on the Senior Securities when due and that such right will not be impaired without the consent of such holder.

   The Company is required to file annually with the Senior Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Indenture or the Senior Securities.

                         SENIOR SUBORDINATED SECURITIES

   The Senior Subordinated Securities will be direct, unsecured obligations of the Company and, unless otherwise specified in the prospectus supplement relating to a particular series of Senior Subordinated Securities, will be subject to the subordination provisions described below.

Subordination

   The Company intends that the Senior Subordinated Securities it issues be treated as capital for calculation of regulatory capital ratios. The Federal Reserve has issued interpretations of its capital regulations indicating, among other things, that subordinated debt of bank holding companies issued on or after September 4, 1992 is includable in capital for calculation of regulatory capital ratios only if the subordination of the debt meets certain criteria and if the debt may be accelerated only for bankruptcy, insolvency and similar matters (the "Subordination Interpretations"). Accordingly, the Senior Subordinated Indenture contains subordination and acceleration provisions for the Senior Subordinated Securities which are intended to be consistent with the Subordination Interpretations. Subordinated debt of the Company (including any of its predecessor corporations) issued after September 4, 1992, which meets the Subordination Interpretations are referred to in this prospectus as "New Subordinated Securities".

   Senior Subordinated Securities offered under this prospectus will constitute New Subordinated Securities unless otherwise specified in the applicable prospectus supplement. See "--Events of Default, Defaults, Waivers, Etc." below.

    . Upon any distribution of its assets following any dissolution, winding up, liquidation or reorganization of the Company, the payment of the principal of, premium, if any, and interest on the Senior Subordinated Securities is to be subordinated in right of payment, to the extent provided in the Senior Subordinated Indenture, to the prior payment in full of all Senior Indebtedness (as defined below).

    . In certain events of bankruptcy or insolvency of the Company, the payment of the principal of and interest on the Senior Subordinated Securities will, to the extent provided in the Senior Subordinated Indenture, also be effectively subordinated in right of payment to the prior payment in full of all General Obligations (as defined below).

    . Upon any distribution of its assets following any dissolution, winding up, liquidation or reorganization of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due before the holders of the Senior Subordinated Securities will be entitled to receive any payment in respect of the principal of, premium, if any, or interest on the Senior Subordinated Securities.

    . If upon any such payment or distribution of assets there remain, after giving effect to such subordination provisions in favor of the holders of Senior Indebtedness, any amounts of cash, property or securities available for payment or distribution on the Senior Subordinated Securities ("Excess Proceeds") and if, at the time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of the General Obligations, then the Excess Proceeds will first be applied to pay or provide for the payment in full of the General Obligations before any payment or distribution may be made on the Senior Subordinated Securities.

    . The Company's other New Subordinated Securities issued prior to the date of this prospectus contain similar provisions subordinating any payment or distribution on such New Subordinated Securities to the payment of amounts due or to become due on or in respect of general obligations of the Company.

    . In addition, no payment may be made of the principal of, premium, if any, or interest on the Senior Subordinated Securities, or for any redemption, retirement, purchase or other acquisition of any of the Senior Subordinated Securities, at any time when

      (1) there is a default in the payment of the principal of, premium, if any, interest on or otherwise in respect of any Senior Indebtedness or

      (2) any event of default with respect to any Senior Indebtedness has occurred and is continuing, or would occur as a result of such payment on the Senior Subordinated Securities or any redemption, retirement, purchase or other acquisition of any of the Senior Subordinated Securities, permitting the holders of such Senior Indebtedness to accelerate the maturity of the Senior Indebtedness.

    . By reason of the subordination in favor of the holders of Senior Indebtedness, in the event of a distribution of its assets following any dissolution, winding up, liquidation or reorganization of the Company, certain creditors of the Company who are not holders of Senior Indebtedness or of Senior Subordinated Securities may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of the Senior Subordinated Securities.

    . By reason of the subordination of payments and distributions on the New Subordinated Securities to creditors in respect of general obligations, in the event of a distribution of its assets following any dissolution, winding up, liquidation or reorganization of the Company, holders of Old Subordinated Securities (as defined below) may recover less, ratably, than creditors in respect of general obligations and may recover more, ratably, than the holders of New Subordinated Securities.

    . Subject to payment in full of all Senior Indebtedness, the holders of Senior Subordinated Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness.

    . Subject to payment in full of all General Obligations, the holders of the New Subordinated Securities will be subrogated to the rights of the creditors in respect of General Obligations to receive payments or distributions of cash, property or securities of the Company applicable to such creditors in respect of General Obligations.

    . The Senior Subordinated Securities rank and will rank on a parity with the Existing Subordinated Indebtedness (as defined below) subject to the obligations of the holders of Senior Subordinated Securities (and, generally, holders of other New Subordinated Securities) to pay over to creditors in respect of general obligations any proceeds remaining after payments and distributions to holders of Senior Indebtedness.

    . In the event of a distribution of its assets upon any dissolution, winding up, liquidation or reorganization of the Company, the holders of the New Subordinated Securities (including holders of the Senior Subordinated Securities) may receive less, ratably, than holders of Old Subordinated Securities.

    . The Senior Subordinated Securities rank and will rank senior to Junior Subordinated Indebtedness (as defined below) of the Company.

   "Senior Indebtedness" is the principal of, premium, if any, and interest on
(i) all of the Company's indebtedness for money borrowed, other than subordinated securities (including the Senior Subordinated Securities) issued under the Senior Subordinated Indenture and the Company's Existing Subordinated Indebtedness, whether outstanding on the date of execution of the Senior Subordinated Indenture or created afterward, assumed or incurred, except such indebtedness that by its terms is expressly stated to be not superior in right of payment to the subordinated securities issued under the Senior Subordinated Indenture or the

Existing Subordinated Indebtedness or to rank on a parity with the subordinated securities issued under the Senior Subordinated Indenture or the Existing Subordinated Indebtedness; and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness for money borrowed" as used in the prior sentence includes, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

   There is no limitation on the issuance of additional Senior Indebtedness of the Company.

   The Company's "Existing Subordinated Indebtedness" is comprised of the Company's 7.25% Subordinated Notes Due August 1, 2002, the Company's 8.74% Subordinated Notes Due September 15, 2003, the Company's 7.00% Subordinated Notes due July 15, 2005 (the "July 2005 Notes"), the Company's 9.875% Subordinated Notes Due March 1, 2009, the Company's 10.00% Subordinated Notes Due August 15, 2010, the Company's 7.75% Subordinated Debentures due on July 15, 2025 (the "July 2025 Debentures"), the Company's 7.625% Subordinated Debentures due October 15, 2026 (the "October 2026 Debentures"), the Company's 9 7/8% Subordinated Notes Due July 1999, the Company's 9% Subordinated Notes Due June 15, 1999, the Company's 9 7/8% Subordinated Notes Due August 15, 2000, the Company's 11 1/4% Subordinated Notes Due February 20, 2001, the Company's 10 1/4% Subordinated Notes Due May 1, 2001, the Company's 9 1/4% Subordinated Notes Due November 15, 2001, the Company's 8 7/8% Subordinated Notes Due March 15, 2002, the Company's 8 1/4% Subordinated Notes Due June 15, 2002, the Company's 9 1/5% Subordinated Notes Due December 17, 2001, the Company's 7 5/8% Subordinated Notes Due January 15, 2003 (the "January 2003 Notes"), the Company's 6 7/8% Subordinated Notes Due June 15, 2003 (the "June 2003 Notes"), the Company's Floating Rate Subordinated Notes Due July 28, 2003 (the "July 2003 Notes"), the Company's 6 3/8% Subordinated Notes Due January 30, 2009 (the "January 2009 Notes"), the Company's 7 1/8% Subordinated Notes Due 2007 (the "2007 Notes"), the Company's 7 1/4% Subordinated Debentures Due 2004 (the "2004 Notes"), the Company's 8.10% Subordinated Notes Due 2002, the Company's 7.40% Subordinated Debenture due May 10, 2023 (the "2023 Debentures"), the Company's Floating Rate Subordinated Notes Due 2005, the Company's 6 1/8% Subordinated Notes Due February 15, 2006 (the "February 2006 Notes"), the subordinated notes issued pursuant to First Chicago NBD's Medium-Term Note Program, Series G (the "FCN MTN Notes") and the subordinated notes issued pursuant to the Company's Medium-Term Note Programs, Series A and Series B (the "Series A and Series B MTN Notes").

   New Subordinated Securities are comprised of subordinated securities (including the Senior Subordinated Securities) issued under the Senior Subordinated Indenture, the January 2003 Notes, the June 2003 Notes, the July 2003 Notes, the July 2005 Notes, the February 2006 Notes, the January 2009 Notes, the 2007 Notes, the 2023 Debentures, the July 2025 Debentures, the October 2026 Debentures, the FCN MTN Notes and the Series A and Series B MTN Notes.

   All other Existing Subordinated Indebtedness constitutes "Old Subordinated Securities".

   Unless otherwise specified in the prospectus supplement relating to a series of Senior Subordinated Securities, "General Obligations" means all obligations of the Company to make payment on account of claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, other than (i) obligations on account of Senior Indebtedness, (ii) obligations on account of indebtedness for money borrowed ranking on a parity with or subordinate to the Senior Subordinated Securities and (iii) obligations which by their terms are expressly stated not to be superior in right of payment to the Senior Subordinated Securities or to rank on a parity with the Senior Subordinated Securities.

   Notwithstanding the previous paragraph, in the event that any rule, guideline or interpretation promulgated or issued by the Federal Reserve (or other competent regulatory agency or authority), as from time to time in effect, establishes or specifies criteria for the inclusion in regulatory capital of subordinated debt of a bank holding company requiring that such subordinated debt be subordinated to obligations to creditors in addition to those set forth above, then the term "General Obligations" will also include such additional obligations to creditors, as from time to time in effect pursuant to such rules, guidelines or interpretations. For purposes of this definition, "claim" has the meaning found in Section 101(4) of the Bankruptcy Code of 1978, as amended to the date of the Senior Subordinated Indenture.

   Unless otherwise specified in the prospectus supplement relating to a series of Senior Subordinated Securities, "Junior Subordinated Indebtedness", means the principal of, premium, if any, and interest on all of the Company's indebtedness for money borrowed (but excluding trade accounts payable arising in the ordinary course of business) whether outstanding on the date of execution of the Senior Subordinated Indenture or thereafter created, assumed or incurred and any deferrals, renewals or extensions of such debt, provided such debt (i) is by its terms subordinated to the Senior Subordinated Securities, (ii) is between or among the Company and certain affiliated financing entities including all debt securities and guarantees in respect of those debt securities issued to certain financing entities or a trustee of a financing entity sponsored by the Company, (iii) is evidenced by securities issued under either the indentures dated as of November 15, 1996 or the Junior Indenture, each between the Company and Chase, as trustee (unless such securities are by their terms senior in right of payment to the securities heretofore issued under said indentures), or (iv) is a guarantee of the Company on a subordinated basis under certain guarantee agreements dated December 3, 1996, December 5, 1996 or January 31, 1997, relating to securities issued by certain financing entities affiliated with the Company. The term "indebtedness for money borrowed" as used in the prior sentence includes, without limitation, any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

   The Junior Subordinated Debt Securities and the Preferred Securities Guarantees, if issued, will constitute Junior Subordinated Indebtedness.

   As of March 31, 1999, the aggregate amount of Senior Indebtedness and General Obligations of the Company was approximately $13.7 billion.

Limited Rights of Acceleration

   Unless otherwise specified in the prospectus supplement relating to a series of Senior Subordinated Securities, payment of principal of the Senior Subordinated Securities may be accelerated only in case of the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on the Senior Subordinated Securities or the performance of any other covenant of the Company in the Senior Subordinated Indenture.

   Payment of principal of the Old Subordinated Securities may also be accelerated in the case of the bankruptcy, insolvency or reorganization of the Company. For certain Old Subordinated Securities, payment of principal also may be accelerated in the case of insolvency or receivership of The First National Bank of Chicago or Bank One, Michigan (formerly, NBD Bank, Detroit, Michigan).

Events of Default, Defaults, Waivers, Etc.

   An Event of Default with respect to Senior Subordinated Securities of any series is defined in the Senior Subordinated Indenture to include certain events involving the bankruptcy, insolvency or reorganization of the Company and any other Event of Default provided for Senior Subordinated Securities of that series. A "Default" with respect to Senior Subordinated Securities of any series is defined in the Senior Subordinated Indenture as:

      (1) an Event of Default with respect to such series;

      (2) default in the payment of the principal of or premium, if any, on any Senior Subordinated Security of the series when due;

      (3) default in the payment of interest upon any Senior Subordinated Security of the series when due and the continuance of such default for a period of 30 days;

      (4) default in the performance of any other covenant or agreement of the Company in the Senior Subordinated Indenture with respect to Senior Subordinated Securities of the series and continuance of the default for 90 days after written notice; or

      (5) any other Default provided with respect to Senior Subordinated Securities of any series.

   If an Event of Default with respect to any series of outstanding Senior Subordinated Securities occurs and is continuing, either the Senior Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Subordinated Securities of the series may declare the principal amount (or if such Senior Subordinated Securities are Original Issue Discount Securities, the portion of the principal amount as may be specified in the terms of that series) of all Senior Subordinated Securities of that series to be immediately due and payable.

   The holders of a majority in aggregate principal amount of the Senior Subordinated Securities of any series outstanding under the Senior Subordinated Indenture may waive an Event of Default resulting in acceleration of such Senior Subordinated Securities, but only if all Defaults have been remedied and all payments due (other than those due as a result of acceleration) have been made.

   If a Default occurs and is continuing, the Senior Trustee may, in its discretion, and at the written request of holders of not less than a majority in aggregate principal amount of the outstanding Senior Subordinated Securities of any series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions described in the Senior Subordinated Indenture will, proceed to protect the rights of the holders of all the Senior Subordinated Securities of the series.

   Prior to acceleration of maturity of the outstanding Senior Subordinated Securities of any series, the holders of a majority in aggregate principal amount of such Senior Subordinated Securities may waive any past default under the Senior Subordinated Indenture except a default in the payment of principal of, premium, if any, or interest on the Senior Subordinated Securities of the series.

   The Senior Subordinated Indenture provides that in the event of a Default specified in clauses (2) or (3) of the first paragraph in this subsection, the Company will, upon demand of the Senior Trustee, pay to it, for the benefit of the holder of any Senior Subordinated Security, the whole amount then due and payable on the Senior Subordinated Security for principal, premium, if any, and interest. The Senior Subordinated Indenture further provides that if the Company fails to pay the amount upon such demand, the Senior Trustee may, among other things, institute a judicial proceeding for the collection of the amount.

   The Senior Subordinated Indenture also provides that notwithstanding any other provision of the Senior Subordinated Indenture, the holder of any Senior Subordinated Security of any series will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on the Senior Subordinated Security on the stated maturities and that such right will not be impaired without the consent of such holder.

   The Company is required to file annually with the Senior Trustee a written statement of officers as to the existence or non-existence of defaults under the Senior Subordinated Indenture or the Senior Subordinated Securities.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

   Junior subordinated debt securities (the "Junior Subordinated Debt Securities") may be issued from time to time in one or more series under an Indenture dated as of January 1, 1997 (the "Junior Indenture"), between the Company and Chase, as trustee (the "Debt Trustee"). The terms of the Junior Subordinated Debt Securities will include those stated in the Junior Indenture and those made part of the Junior Indenture by reference to the Trust Indenture Act. The following summary of certain provisions contained in the Junior Indenture is not complete and is subject to the provisions of, and is qualified in its entirety by, the Junior Indenture, which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

General

   The Junior Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Junior Indenture does not limit the aggregate principal amount of Junior Subordinated Debt Securities which may be issued under it. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Junior Indenture or a resolution of the Company's Board of Directors or a committee appointed by the Board.

   In the event Junior Subordinated Debt Securities are issued to a BANK ONE Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by the BANK ONE Capital Trust, such Corresponding Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of the Trust Securities in connection with the dissolution of the BANK ONE Capital Trust, as described in the prospectus supplement relating to the Trust Securities. Only one series of Corresponding Junior Subordinated Debt Securities will be issued to a BANK ONE Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by the BANK ONE Capital Trust.

   You must review the prospectus supplement relating to the particular Junior Subordinated Debt Securities for the following terms:

     .  the specific designation of the Junior Subordinated Debt Securities;

     .  the aggregate principal amount of the Junior Subordinated Debt
  Securities;

    . the percentage of their principal amount at which the Junior Subordinated Debt Securities will be issued;

    . the date or dates on which the principal of and premium, if any, on the Junior Subordinated Debt Securities will be payable and the right, if any, to extend such date or dates;

    . the interest rate or rates, which may be fixed or variable, if any, of the Junior Subordinated Debt Securities, or the method of determination of such rate or rates;

    . the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any the interest payment dates;

     . the right, if any, to extend the interest payment periods and the duration of an extension;

    . the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the Junior
       Subordinated Debt Securities may be redeemed, in whole or in part;

    . the right and/or obligation, if any, of the Company to redeem or purchase the Junior Subordinated Debt Securities pursuant to any sinking fund or similar provisions or at the option at the holder of the security and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Junior Subordinated Debt Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

    . the terms and conditions, if any, upon which the Junior Subordinated Debt Securities may be converted into shares of the common stock of BANK ONE, including the conversion price and the circumstances, if any, under which such conversion right will expire;

     .  the terms of subordination;

     .  the form of the Junior Subordinated Debt Securities; and

     .  any other specific terms of the Junior Subordinated Debt Securities.

   If a prospectus supplement specifies that a series of Junior Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the Junior Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the Junior Subordinated Debt Securities will be payable.

   The Junior Indenture does not contain provisions that protect holders of the Junior Subordinated Debt Securities in the event of a highly leveraged transaction or other similar transaction involving BANK ONE that may adversely affect such holders.

Form, Exchange, Registration, Transfer and Payment

   Unless otherwise specified in the applicable prospectus supplement, the Junior Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Junior Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection with such transfer or exchange.

   Unless otherwise provided in the applicable prospectus supplement, principal and premium, if any, or interest, if any, will be payable and the Junior Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest, if any, may be made at the option of the Company (i) by check mailed to the address of the person entitled to such payment as it appears in the security register or (ii) by wire transfer to an account maintained by the person entitled to such payment as specified in the applicable security register.

Book-Entry Junior Subordinated Debt Securities

   The Junior Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary, or its nominee, which will be identified in the prospectus supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Junior Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Until it is exchanged in whole or in part for Junior Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for the Global Security to a nominee for the Depositary and except in the circumstances described in the applicable prospectus supplement.

   The specific terms of the depositary arrangement for any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security and a description of the Depositary will be provided in the applicable prospectus supplement. See also "Global Securities" in this prospectus.

Subordination

   The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company (which may include both senior and subordinated indebtedness for money borrowed) to the extent described in the applicable prospectus supplement.

Certain Covenants of the Company

   The Company has covenanted, that it will not, and will not permit any subsidiary of the Company to,

    . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of BANK ONE's capital stock or

    . make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank on a parity in all respects with or junior in interest to the Junior Subordinated Debt Securities or make any guarantee payments with respect to any guarantee by the Company of the Senior Debt Securities of any subsidiary of the Company if such guarantee ranks on a parity with or junior in interest to the Junior Subordinated Debt Securities, other than:

        (1) dividends or distributions in common stock of BANK ONE,

        (2) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any rights under such plan,

        (3) payments under the Preferred Securities Guarantee or Common Securities Guarantee relating to Trust Securities issued by the BANK ONE Capital Trust holding the Corresponding Junior Subordinated Debt Securities,

        (4) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees, and

        (5) obligations under any dividend reinvestment and stock purchase plan,

if at the time (i) there has occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Junior Indenture with respect to the Junior Subordinated Debt Securities of such series and (b) in respect of which the Company will not have taken reasonable steps to cure,
(ii) if the Junior Subordinated Debt Securities are held by a BANK ONE Capital Trust, the Company is in default with respect to its payment of any obligations under the Preferred Securities Guarantee or Common Securities Guarantee relating to the BANK ONE Capital Trust or (iii) the Company has given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the Junior Indenture with respect to the Junior Subordinated Debt Securities and has not rescinded such notice, or such period, or any extension of such period is continuing.

   In the event Corresponding Junior Subordinated Debt Securities are issued to a BANK ONE Capital Trust or its trustee in connection with the issuance of Trust Securities of the BANK ONE Capital Trust, for so long as the Trust Securities remain outstanding, the Company will covenant:

    . to maintain directly or indirectly 100% ownership of the Common Securities of the BANK ONE Capital Trust, provided that certain successors which are permitted under the Junior Indenture may succeed to the Company's ownership of the Common Securities;

    . as holder of the Common Securities, not to voluntarily terminate, wind-up or liquidate the BANK ONE Capital Trust, except upon prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve and (a) in connection with a distribution of Corresponding Junior Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the BANK ONE Capital Trust or (b) in connection with certain mergers consolidations or amalgamations permitted by the Declaration of the BANK ONE Capital Trust; and

    . to use its reasonable efforts, consistent with the terms and provisions of the Declaration of the BANK ONE Capital Trust, to cause the BANK ONE Capital Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Limitation on Mergers and Sales of Assets

   The Company will not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any person unless

  . the successor entity expressly assumes the obligations of the Company under the Junior Indenture, and

  . after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, will have occurred and be continuing under the Junior Indenture.

Events of Default, Waiver and Notice

   The Junior Indenture provides that any one or more of the following events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Junior Subordinated Debt Securities:

      (1) default for 30 days in payment of any interest on the Junior Subordinated Debt Securities of that series, when due; provided, however, that a valid extension of the interest payment period by the Company will not constitute a default in the payment of interest for this purpose; or

      (2) default in payment of principal and premium, if any, on the Junior Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Junior Subordinated Debt Securities will not constitute a default for this purpose; or

      (3) default by the Company in the performance, or breach, in any material respect of any other of the covenants or agreements in the Junior Indenture which will not have been remedied for a period of 90 days after notice; or

      (4) certain events of bankruptcy, insolvency or reorganization of the Company; or

      (5) any other Event of Default provided with respect to a particular series of Junior Subordinated Debt Securities as described in the related prospectus supplement.

   The Junior Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Junior Subordinated Debt Securities, except in payment of principal or of interest or premium on the Junior Subordinated Debt Securities, if the Debt Trustee considers it in the interest of such holders to do so.

   The Junior Indenture provides that if an Event of Default with respect to any series of Junior Subordinated Debt Securities has occurred and is continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the outstanding Junior Subordinated Debt Securities of such affected series may declare the principal of all Junior Subordinated Debt Securities of the series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults may be waived, except defaults in payment of principal of or interest or premium, if any, on the Junior Subordinated Debt Securities, by the holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of the series.

   The holders of a majority in principal amount of the outstanding Junior Subordinated Debt Securities of any affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Junior Indenture with respect to the series, provided that the holders of the Junior Subordinated Debt Securities will have offered to the Debt Trustee reasonable indemnity against expenses and liabilities.

   The Junior Indenture also provides that notwithstanding any of its other provisions, the holder of any Junior Subordinated Debt Security of any series, will have the right to institute suit for the enforcement of any payment of principal of, premium, if any, and interest on the Junior Subordinated Debt Security on the stated maturity or upon repayment or redemption of such Junior Subordinated Debt Security and that this right will not be impaired without the consent of such holder.

   The Junior Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Junior Indenture.

Modification of the Junior Indenture

   The Junior Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Debt Securities of all series affected by the modification at the time outstanding, to modify the Indenture or the rights of the holders of the Junior Subordinated Debt Securities. However, no such modification will

      (1) modify the terms of payment of principal, premium, if any, or interest on any Junior Subordinated Senior Debt Securities, or impair or affect the right of any holder of Junior Subordinated Debt Securities to institute suit for the payment of the security or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Junior Subordinated Debt Security so affected, or

      (2) reduce the percentage of holders of Junior Subordinated Debt Securities whose consent is required for any such modification, unless the consent of the holders of each Junior Subordinated Debt Security affected is obtained.

   If Junior Subordinated Debt Securities of a series are held by a BANK ONE Capital Trust or a trustee of such trust, a supplemental indenture requiring such consent will not be effective until the holders of a majority in liquidation amount of the Trust Securities of the applicable BANK ONE Capital Trust consent to such supplemental indenture. If the consent of the holders of each outstanding Junior Subordinated Debt Security of a series is required, such supplemental indenture will not be effective until each holder of the Trust Securities of the applicable BANK ONE Capital Trust consents to such supplemental indenture.

   As a result of these pass through voting rights with respect to modifications to the Junior Indenture, no modification to such indenture will be effective until the holders of a majority in liquidation amount of the Trust Securities consent to such modification and no modification described in clauses (1) and (2) above will be effective without the consent of each holder of Preferred Securities and each holder of Common Securities of the applicable BANK ONE Capital Trust.

Satisfaction and Discharge

   The Junior Indenture provides among other things, that when all Junior Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year, the Company may deposit or cause to be deposited with the Debt Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debt Securities not previously delivered to the Debt Trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be. Upon such deposit, the Junior Indenture will cease to be of further effect except as to the

Company's obligations to pay all other sums due pursuant to the Junior Indenture and to provide the officers' certificates and opinions of counsel required under the Junior Indenture, and the Company will be deemed to have satisfied and discharged the Indenture.

Governing Law

   The Junior Indenture and the Junior Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Debt Trustee


   Chase serves as the Debt Trustee under the Junior Indenture, as well as the Institutional Trustee and the Preferred Guarantee Trustee. Chase also will serve as Senior Trustee for the Debt Securities offered pursuant to this prospectus. For a description of the Company's other relationships with Chase, see "Description of Debt Securities--Regarding Chase" in this prospectus.

                    DESCRIPTION OF THE PREFERRED SECURITIES

   Each BANK ONE Capital Trust may issue only one series of Preferred Securities and such series will have the terms described in the applicable prospectus supplement. The Declaration of each BANK ONE Capital Trust authorizes the Regular Trustees of that BANK ONE Capital Trust to issue on behalf of the BANK ONE Capital Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have terms, including with respect to distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as described in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Corresponding Junior Subordinated Debt Securities held by the BANK ONE Capital Trust and described in the applicable prospectus supplement.

   You must review the prospectus supplement relating to the Preferred Securities of the BANK ONE Capital Trust for specific terms, including:

    .  the distinctive designation of the Preferred Securities;

    . the number and the initial public offering price of Preferred Securities issued by the BANK ONE Capital Trust;

    . the annual distribution rate (or method of determining such rate) for the Preferred Securities, the date or dates upon which the distributions will be payable and the date or dates from which distributions will accrue;

    . whether distributions on the Preferred Securities will be cumulative, and, in the case of Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which the distributions on the Preferred Securities will be cumulative;

    . the amount or amounts which will be paid out of the assets of the BANK ONE Capital Trust to the holders of Preferred Securities of the BANK ONE Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of the BANK ONE Capital Trust;

    . the obligation, if any, of the BANK ONE Capital Trust to purchase or redeem Preferred Securities issued by the BANK ONE Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, the Preferred Securities will be purchased or redeemed, in whole or in part, pursuant to such obligation;

    . the voting rights, if any, of the Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more BANK ONE Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of the BANK ONE Capital Trust;

    . the terms and conditions, if any, upon which the Corresponding Junior Subordinated Debt Securities may be distributed to holders of Preferred Securities;

    . the right and/or obligation, if any, of BANK ONE to redeem or purchase the Preferred Securities pursuant to any sinking fund or similar provisions or at the option at the holder of the Preferred Securities and the period or periods for which, the price or prices at which, and the terms and conditions upon which, the Preferred Securities will be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation;

    . the terms and conditions, if any, upon which the Preferred Securities may be converted into shares of the common stock of BANK ONE, including the conversion price and the circumstances, if any, under which the conversion right will expire;

    . if applicable, any securities exchange upon which the Preferred Securities will be listed; and

    . any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by the BANK ONE Capital Trust not inconsistent with the Declaration of the BANK ONE Capital Trust or with applicable law.

   All Preferred Securities will be guaranteed by the Company to the extent described below under "Description of the Preferred Securities Guarantees".

   Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the applicable prospectus supplement.

   In connection with the issuance of Preferred Securities, each BANK ONE Capital Trust will issue one series of Common Securities. The Declaration of each BANK ONE Capital Trust authorizes the Regular Trustees of the trust to issue on behalf of such BANK ONE Capital Trust one series of Common Securities. The Common Securities will have the terms relating to distributions, redemption, voting, liquidation rights or such restrictions as are described in the Declaration. Except for voting rights, the terms of the Common Securities issued by a BANK ONE Capital Trust will be substantially identical to the terms of the Preferred Securities issued by the trust. The Common Securities will rank on a parity, and payments will be made on the Common Securities pro rata, with the Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Common Securities to payment for distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the BANK ONE Capital Trustees of a BANK ONE Capital Trust. All of the Common Securities of each BANK ONE Capital Trust will be directly or indirectly owned by the Company.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

   If an Event of Default under the Declaration of a BANK ONE Capital Trust occurs and is continuing, then the holders of Preferred Securities of the BANK ONE Capital Trust will rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Junior Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of the BANK ONE Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debt Securities.

   If the Institutional Trustee fails to enforce its rights under the applicable series of Junior Subordinated Debt Securities, a holder of Preferred Securities of such BANK ONE Capital Trust may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. However, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of the BANK ONE Capital Trust may directly institute a proceeding for enforcement of payment to the holder of the principal of or interest on the applicable series of Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date. In connection with a Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to a holder of Preferred Securities in a Direct Action. This means that the Company will be entitled to payment of amounts that a holder of Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of the Direct Action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the applicable BANK ONE Capital Trust.

Information Concerning the Institutional Trustee

   For information concerning the relationship between Chase, the Institutional Trustee, and the Company, see "Description of the Junior Subordinated Debt Securities--The Debt Trustee" and "Description of the Debt Securities-- Regarding Chase" in this prospectus.

Information Concerning the Delaware Trustee

   For information concerning the relationship between Chase Delaware, the Delaware Trustee, and the Company, see "Description of the Debt Securities-- Regarding Chase" in this prospectus.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

   The guarantees with respect to the Preferred Securities ( the "Preferred Securities Guarantees") will be executed and delivered by BANK ONE for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Chase will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the terms and provisions of the Preferred Securities Guarantees in this section does not claim to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable BANK ONE Capital Trust.

General

   Under each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth in the guarantee, to pay in full, to the holders of the Preferred Securities issued by a BANK ONE Capital Trust, the Guarantee Payments (as defined below), except to the extent paid by the BANK ONE Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the BANK ONE Capital Trust may have or claim to have.

   The following payments with respect to Preferred Securities issued by a BANK ONE Capital Trust, to the extent not paid by the BANK ONE Capital Trust (the "Guarantee Payments"), will be subject to the applicable Preferred Securities Guarantee (without duplication):

      (1) any accrued and unpaid distributions which are required to be paid on the Preferred Securities, to the extent the BANK ONE Capital Trust has funds available for such payments;

      (2) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), to the extent the BANK ONE Capital Trust has funds available for such payments with respect to any Preferred Securities called for redemption by the BANK ONE Capital Trust; and

      (3) upon a voluntary or involuntary dissolution, winding-up or termination of the BANK ONE Capital Trust, other than in connection with the distribution of Corresponding Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities, the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment to the extent the BANK ONE Capital Trust has funds available for the payment and (b) the amount of assets of the BANK ONE Capital Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the BANK ONE Capital Trust.

The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued.

   The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable BANK ONE Capital Trust to pay such amounts to the holders.

   Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent the BANK ONE Capital Trust has funds available for the payments. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by a BANK ONE Capital Trust, the BANK ONE Capital Trust will not pay distributions on the Preferred Securities issued by the BANK ONE Capital Trust and will not have funds available for such a payment. See "Description of Junior Subordinated Debt Securities--Certain Covenants of the Company". The Preferred Securities Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Junior Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the BANK ONE Capital Trust, other than with respect to the Trust Securities, will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

   The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the BANK ONE Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Junior Indenture, holders of Preferred Securities will have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Modification of the Preferred Securities Guarantees; Assignment

   Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable BANK ONE Capital Trust. The manner of obtaining the approval of holders of the Preferred Securities will be described in the applicable prospectus supplement. All guarantees and agreements contained in a Preferred Securities Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Company and will benefit the holders of the outstanding Preferred Securities of the applicable BANK ONE Capital Trust.

Termination

   Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable BANK ONE Capital Trust

    .upon full payment of the Redemption Price of all Preferred Securities of the BANK ONE Capital Trust;

    .upon distribution of the Corresponding Junior Subordinated Debt
        Securities held by the BANK ONE Capital Trust to the holders of the Preferred Securities of that BANK ONE Capital Trust; or

    .upon full payment of the amounts payable under the Declaration of the BANK ONE Capital Trust upon liquidation of the BANK ONE Capital Trust.

   Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable BANK ONE Capital Trust must restore payment of any sums paid under the Preferred Securities or the Preferred Securities Guarantee.

Events of Default

   An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations under the guarantee.

   The holders of a majority in liquidation amount of the Preferred Securities relating to a Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities relating to the Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant BANK ONE Capital Trust, the Preferred Guarantee Trustee or any other person or entity. However, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for the payment. The Company waives any right or remedy to require that any action be brought first against the BANK ONE Capital Trust or any other person or entity before proceeding directly against the Company.

Status of the Preferred Securities Guarantees

   Unless otherwise provided in the applicable prospectus supplement, the Preferred Securities Guarantees with respect to the Preferred Securities of any BANK ONE Capital Trust will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to certain other liabilities of the Company, as described in the prospectus supplement and (ii) on a parity with any guarantee now or hereafter entered into by BANK ONE in respect of any other BANK ONE Capital Trust or any other similar financing vehicle sponsored by BANK ONE.

   The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable BANK ONE Capital Trust by acceptance of the Preferred Securities agrees to the subordination provisions and other terms of the Preferred Securities Guarantee as described in the applicable prospectus supplement.

   The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection, meaning that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

   Prior to the occurrence of a default with respect to a Preferred Securities Guarantee, the Preferred Guarantee Trustee will undertake to perform only the duties that are specifically described in the Preferred Securities Guarantee and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee will be under no obligation to exercise any of the powers given it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless the Preferred Guarantee Trustee is offered reasonable indemnity against the costs, expenses and liabilities which it might incur in exercising the powers.

   For information concerning the relationship between the Preferred Guarantee Trustee and the Company, see "Description of Junior Subordinated Debt Securities--The Debt Trustee" and "Description of the Debt Securities-- Regarding Chase" in this prospectus.

Governing Law

   The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

      EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES
                     AND THE PREFERRED SECURITIES GUARANTEE

   The sole purpose of each of the BANK ONE Capital Trusts is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the BANK ONE Capital Trust, and to invest the proceeds from the issuance and sale in the Corresponding Junior Subordinated Debt Securities.

   As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, the payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:

     . the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;

     . the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities;

     . BANK ONE will pay, and the applicable BANK ONE Capital Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the applicable BANK ONE Capital Trust, other than with respect to the Trust Securities; and

     . the Declaration provides that the BANK ONE Capital Trustees will not take or cause or permit the applicable BANK ONE Capital Trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable BANK ONE Capital Trust.

   Payments of distributions, to the extent funds are available, and other payments due on the Preferred Securities, to the extent funds are available, are guaranteed by BANK ONE as and to the extent described under "Description of the Preferred Securities Guarantees". If BANK ONE does not make interest payments on the Corresponding Junior Subordinated Debt Securities purchased by the applicable BANK ONE Capital Trust, it is expected that the applicable BANK ONE Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable BANK ONE Capital Trust has sufficient funds for the payment of such distributions.

   The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that BANK ONE has made a payment of interest or principal on the Junior Subordinated Debt Securities held by the applicable BANK ONE Capital Trust as its sole asset. The Preferred Securities Guarantee, when taken together with BANK ONE's obligations under the Junior Subordinated Debt Securities and the Junior Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable BANK ONE Capital Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

   If BANK ONE fails to make interest or other payments on the Junior Subordinated Debt Securities when due, taking account of any extension period, the Declaration provides a mechanism whereby the holders of the Preferred Securities may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against BANK ONE to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. However, if a Event of Default under the Declaration has occurred and is continuing and such event is due to the failure of BANK ONE to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date.

   In connection with a Direct Action, BANK ONE will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by BANK ONE to such holder of Preferred Securities in a Direct Action. BANK ONE, under the Preferred Securities Guarantee, acknowledges that the Guarantee Trustee will enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If BANK ONE fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights under the guarantee. Any holder of Preferred Securities may institute a legal proceeding directly against BANK ONE to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable BANK ONE Capital Trust, the Guarantee Trustee, or any other person or entity.

   BANK ONE and each of the BANK ONE Capital Trusts believe that the mechanisms and obligations described above, taken together, provide a full and unconditional guarantee by BANK ONE on a subordinated basis of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees--General".

                               GLOBAL SECURITIES

   Debt Securities and Junior Subordinated Debt Securities issued by the Company (for purposes of this section, collectively, "debt securities") of a series and Preferred Securities issued by a BANK ONE Capital Trust may be issued in whole or in part in the form of one or more Global Securities. Each Global Security will be deposited with, or on behalf of, a Depositary identified in the applicable prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Until it is exchanged in whole or in part for the individual securities which it represents, a Global Security may not be transferred except as a whole
(i) by the Depositary for the Global Security to a nominee of the Depositary or
(ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any nominee to a successor Depositary or any nominee of the successor.

   The specific terms of the depositary arrangement for a series of Debt Securities or Junior Subordinated Debt Securities issued by the Company or the Preferred Securities issued by a BANK ONE Capital Trust and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more Global Securities will be described in the applicable prospectus supplement. The Company anticipates that the following provisions will generally apply to depositary arrangements.

   Upon the issuance of a Global Security, the Depositary for the Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts or liquidation amounts, as applicable, of the individual securities represented by the Global Security to the accounts of persons that have accounts with the Depositary. The underwriters or agents for the securities will designate such accounts. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

   The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

   So long as the Depositary for a Global Security, or its nominee, is the registered owner of the Global Security, the Depositary or the nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the Global Security for all purposes under the applicable indenture or Declaration governing the securities. Except as provided below, owners of beneficial interests in a Global Security (i) will not be entitled to have any of the individual securities represented by the Global Security registered in their names, (ii) will not receive or be entitled to receive physical delivery of any such securities in definitive form and (iii) will not be considered the owners or holders of the securities under the applicable indenture or Declaration governing the securities.

   Payments of principal of, premium, if any, and interest, if any, on individual debt securities or distributions on Preferred Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as applicable, as the registered owner of the Global Security representing the securities. None of the Company, any BANK ONE Capital Trust, the relevant trustee for such debt securities or Preferred Securities, any paying agent or any security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for the debt securities or Preferred Securities, as applicable, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   Subject to certain restrictions relating to Bearer Securities, the Company expects that the Depositary for a series of debt securities or Preferred Securities or its nominee, upon receipt of any payment of principal, premium or interest or distributions in respect of a permanent Global Security representing any of the securities will credit the accounts of participants immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount or liquidation amount, as applicable, of the Global Security for the securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". These payments will be the responsibility of such participants. With respect to owners of beneficial interests in a temporary Global Security representing Bearer Securities, receipt by the beneficial owners of payments of principal, premium or interest or distributions on the securities will be subject to additional restrictions.

   A Global Security is exchangeable for definitive securities registered in the name of, and a transfer of a Global Security may be registered to, any person other than the Depositary or its nominee, only if:

     . the Depositary for a series of debt securities or Preferred Securities, as applicable, is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or

     . the Company at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities or Preferred Securities, as applicable, determines not to have any debt securities of a series or Preferred Securities, as applicable, represented by one or more Global Securities or the Company, in its discretion, specifies with respect to the debt securities of a series, or Preferred Securities, as applicable, that an owner of a beneficial interest in a Global Security representing, debt securities of the series or Preferred Securities, as applicable, may, on terms acceptable to the Company, the applicable trustee and the Depositary for such Global Security, receive debt securities of the series or Preferred Securities, as applicable, in definitive form in exchange for such beneficial interests, subject to any limitations described in the applicable prospectus supplement.

   In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of debt securities of the series or Preferred Securities, as applicable, represented by such Global Security equal in principal amount or liquidation amount, as applicable, to such beneficial interest and to have the debt securities or Preferred Securities, as applicable, registered in its name (if the securities are issuable as Registered Securities).

   Debt securities of a series or Preferred Securities, as applicable, issued in definitive form will be issued

    . as Registered Securities in denominations, unless otherwise specified by the Company, of $1,000 and multiples of $1,000 if the debt securities of the series or Preferred Securities, as applicable, are issuable as Registered Securities,

    . as Bearer Securities in denominations, unless otherwise specified by the Company, of $5,000 if the debt securities of the series or Preferred Securities, as applicable, are issuable as Bearer Securities or

    . as either Registered or Bearer Securities, if the debt securities of the series or Preferred Securities, as applicable, are issuable in either form.

Certain restrictions may apply on the issuance of a Bearer Security in definitive form in exchange for an interest in a Global Security.
                             PLAN OF DISTRIBUTION

   The securities offered under this prospectus may be sold in a public offering to or through agents, underwriters or dealers designated from time to time or directly to purchasers. The Company and each BANK ONE Capital Trust may sell its securities as soon as practicable after effectiveness of the registration statement of which this prospectus forms a part. The names of any underwriters or dealers involved in the sale of the securities in respect of which this prospectus is delivered, the amount or number of securities to be purchased by any such underwriters and any applicable commissions or discounts will be described in the applicable prospectus supplement.

   Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the securities, underwriters may be deemed to have received compensation from the Company and/or the applicable BANK ONE Capital Trust in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

   Any underwriters may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions.

   Any underwriting compensation paid by the Company and/or the applicable BANK ONE Capital Trust to underwriters in connection with the offering of securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying prospectus supplement. Underwriters and dealers participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled under agreements with the Company and a BANK ONE Capital Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

   In connection with the offering of the securities of the Company or any BANK ONE Capital Trust, the Company or such BANK ONE Capital Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be described in the accompanying prospectus supplement. If the Company or such BANK ONE Capital Trust grants any over-allotment option, the terms of such over-allotment option will be described in the prospectus supplement for such securities.

   Underwriters and dealers may engage in transactions with, or perform services for, the Company and/or the applicable BANK ONE Capital Trust and/or any of their affiliates in the ordinary course of business. Certain of the underwriters and their associates may be customers of, including borrowers from, engage in transactions with, and perform services for, the Company, the Banks and other subsidiaries of the Company in the ordinary course of business.

   Securities will be new issues of securities and will have no established trading market. Any underwriters to whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

   One or more direct or indirect subsidiaries of BANK ONE may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by law. The participation of any such subsidiary will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"). The offer and sale of the securities will comply with Rule 2810 of the Rules of Conduct of the NASD. In addition, no NASD member participating in offers and sales of securities will execute a transaction in the securities in a discretionary account without the prior specific written approval of the member's customer.

   This prospectus and the related prospectus supplement may be used by direct or indirect subsidiaries of BANK ONE in connection with offers and sales related to secondary market transactions. Such subsidiaries may act as principal or agent in such transactions. Such sales may be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

   Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the BANK ONE Capital Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to BANK ONE and the BANK ONE Capital Trusts. Unless otherwise indicated in the applicable prospectus supplement, the validity of the Senior Debt Securities, the Junior Subordinated Debt Securities and the Preferred Securities Guarantee and certain matters relating thereto will be passed upon for BANK ONE by Sherman I. Goldberg, Esq., Executive Vice President, General Counsel and Secretary of BANK ONE. Unless otherwise indicated in the applicable prospectus supplement, certain United States federal income taxation matters will be passed upon for BANK ONE and the BANK ONE Capital Trusts by Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to BANK ONE and the BANK ONE Capital Trusts.

   As of July 31, 1999, Sherman I. Goldberg was the record and beneficial owner of 396,008 shares of common stock of BANK ONE and held options to purchase 245,817 shares of common stock of BANK ONE.

                                    EXPERTS

   The consolidated financial statements of BANK ONE included in the Annual Report on Form 10-K for the year ended December 31, 1998, incorporated herein by reference have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

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                             20,000,000 Securities

                               BANK ONE CAPITAL I

                          8.000% Preferred Securities

                             $25 liquidation amount

                     fully and unconditionally guaranteed,
                     on a subordinated basis, as described
                                   herein by

                              BANK ONE CORPORATION

                              [LOGO OF BANK ONE]

                                  ----------

                             PROSPECTUS SUPPLEMENT

                               September 13, 1999

                 (Including Prospectus dated September 7, 1999)

                                  ----------

Salomon Smith Barney                              Banc One Capital Markets, Inc.
    Merrill Lynch & Co.
              Morgan Stanley Dean Witter
                      A.G. Edwards & Sons, Inc.
                              PaineWebber Incorporated
                                                           Prudential Securities

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